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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SKYWORKS SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 31, 2016

Dear Stockholder:

I am pleased to invite you to attend the 2016 Annual Meeting of stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on Wednesday, May 11, 2016, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts (the "Annual Meeting"). We look forward to your participation in person or by proxy. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

If you plan to attend the Annual Meeting, please check the designated box on the enclosed proxy card. Or, if you utilize our telephone or Internet proxy submission methods, please indicate your plans to attend the Annual Meeting when prompted to do so. If you are a stockholder of record, you should bring the top half of your proxy card as your admission ticket and present it upon entering the Annual Meeting. If you are planning to attend the Annual Meeting and your shares are held in "street name" by your broker (or other nominee), you should ask the broker (or other nominee) for a proxy issued in your name and present it at the meeting.

Whether or not you plan to attend the Annual Meeting, and regardless of how many shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to complete the enclosed proxy and return it to us promptly in the postage-prepaid envelope provided, or to complete and submit your proxy by telephone or via the Internet in accordance with the instructions on the proxy card. If you do attend the Annual Meeting and wish to vote in person, you may revoke a previously submitted proxy at that time by voting in person at the meeting.

Sincerely yours,

David J. Aldrich
Chairman and Chief Executive Officer

Invitation to Stockholders	| page 7

Skyworks Solutions, Inc.

20 Sylvan Road Woburn, MA 01801 (781) 376-3000	5221 California Avenue Irvine, CA 92617 (949) 231-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 11, 2016

To the Stockholders of Skyworks Solutions, Inc.:

                The 2016 Annual Meeting of stockholders of Skyworks Solutions, Inc., a Delaware corporation (the "Company"), will be held at 2:00 p.m., local time, on Wednesday, May 11, 2016, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts (the "Annual Meeting") to consider and act upon the following proposals:

                    1.        To elect eight individuals nominated to serve as directors of the Company with terms expiring at the 2017 Annual Meeting of stockholders and named in the Proxy Statement;

                    2.        To ratify the selection by the Company's Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2016;

                    3.        To approve, on an advisory basis, the compensation of the Company's named executive officers;

                    4.        To approve an amendment to the Company's Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to the amendment of our By-laws;

                    5.        To approve an amendment to the Company's Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to stockholder approval of a merger or consolidation, disposition of all or substantially all of the Company's assets, or issuance of a substantial amount of the Company's securities;

                    6.        To approve an amendment to the Company's Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to stockholder approval of a business combination with any related person;

                    7.        To approve an amendment to the Company's Restated Certificate of Incorporation to eliminate the supermajority vote provision relating to stockholder amendment of charter provisions governing directors;

                    8.        To approve an amendment to the Company's Restated Certificate of Incorporation to eliminate the supermajority vote provision relating to stockholder amendment of the charter provision governing action by stockholders; and

                    9.        To transact such other business as may properly come before the Annual Meeting.

                Only stockholders of record at the close of business on March 17, 2016, are entitled to notice of and to vote at the Annual Meeting. To ensure your representation at the Annual Meeting, we urge you to submit a proxy promptly in one of the following ways whether or not you plan to attend the Annual Meeting: (a) by completing, signing, and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose; (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card; or (c) by completing and submitting your proxy via the Internet by visiting the website address listed on the proxy card. The Proxy Statement accompanying this notice describes each of the items of business listed above in more detail. Our Board of Directors recommends: a vote "FOR" the election of the nominees for director named in Proposal 1 of the Proxy Statement; a vote "FOR" Proposal 2, ratifying the selection of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2016; a vote "FOR" Proposal 3, approving, on an advisory basis, the compensation of the Company's named executive officers; and a vote "FOR" each of Proposals 4–8, approving amendments to the Company's Restated Certificate of Incorporation.

By Order of the Board of Directors,

MARK V.B. TREMALLO Vice President, General Counsel and Secretary

Woburn, Massachusetts
March 31, 2016

| page 8	Notice of Annual Meeting

Proxy Statement	| page 9

Skyworks Solutions, Inc.

20 Sylvan Road Woburn, MA 01801 (781) 376-3000	5221 California Avenue Irvine, CA 92617 (949) 231-3000

Proxy Statement
2016 Annual Meeting of Stockholders

General Information	11
Proposal 1: Election of Directors	16
Election of Directors	16
Nominees for Election	17
Corporate Governance	20
Committees of the Board of Directors	22
Role of the Board of Directors in Risk Oversight	26
Compensation Committee Interlocks and Insider Participation	26
Certain Relationships and Related Person Transactions	26
Proposal 2: Ratification of Independent Registered Public Accounting Firm	28
Audit Fees	28
Report of the Audit Committee	30
Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers ("Say-on-Pay Vote")	31
Information About Executive and Director Compensation	32
Summary and Highlights	32
Compensation Discussion and Analysis	34
Compensation Tables for Named Executive Officers	42
Director Compensation	53
Equity Compensation Plan Information	55
Compensation Committee Report	57
Introduction to Proposals 4–8 Regarding Elimination of Supermajority Vote Provisions from Our Charter	58
Proposal 4: Approval of Amendment to the Charter to Eliminate the Supermajority Vote Provisions Relating to Amendment of Our By-laws	58
Proposal 5: Approval of Amendment to the Charter to Eliminate the Supermajority Vote Provisions Relating to Stockholder Approval of a Merger or Consolidation, Disposition of All or Substantially All of Our Assets, or Issuance of a Substantial Amount of Our Securities	59
Proposal 6: Approval of Amendment to the Charter to Eliminate the Supermajority Vote Provisions Relating to Stockholder Approval of a Business Combination with Any Related Person	60
Proposal 7: Approval of Amendment to the Charter to Eliminate the Supermajority Vote Provision Relating to Stockholder Amendment of Charter Provisions Governing Directors	60
Proposal 8: Approval of Amendment to the Charter to Eliminate the Supermajority Vote Provision Relating to Stockholder Amendment of the Charter Provision Governing Action by Stockholders	61
Security Ownership of Certain Beneficial Owners and Management	62
Other Proposed Action	64
Other Matters	64
Appendix A: Provisions of Charter Subject to Potential Amendment	66

| page 10	Proxy Statement

General Information

How do we refer to Skyworks in this Proxy Statement?

The terms "Skyworks," "the Company," "we," "us," and "our" refer to Skyworks Solutions, Inc., a Delaware corporation, and its consolidated subsidiaries.

When and where is our Annual Meeting?

The Company's 2016 Annual Meeting of stockholders is to be held on Wednesday, May 11, 2016, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts at 2:00 p.m., local time, or at any adjournment or postponement thereof (the "Annual Meeting").

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.
The election of the eight nominees named in this Proxy Statement to our Board of Directors to serve until the 2017 Annual Meeting of stockholders.

2.
The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016 ("fiscal year 2016").

3.
The approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described below under "Compensation Discussion and Analysis," and in the executive compensation tables and accompanying narrative disclosures in this Proxy Statement.

4.
The approval of various amendments to the Company's Restated Certificate of Incorporation regarding elimination of supermajority vote provisions.

The stockholders will also act on any other business that may properly come before the meeting.

What is included in our proxy materials?

The Company's Annual Report, which includes financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operation" for the fiscal year ended October 2, 2015 ("fiscal year 2015"), is being mailed together with this Proxy Statement to all stockholders of record entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy are being first mailed to stockholders on or about March 31, 2016. The Proxy Statement and the Company's Annual Report are available at http://www.skyworksinc.com/annualreport.

Who can vote at our Annual Meeting?

Only stockholders of record at the close of business on March 17, 2016 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of March 17, 2016, there were 190,124,414 shares of Skyworks' common stock issued and outstanding. Pursuant to Skyworks' Restated Certificate of Incorporation and By-laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on each matter considered at the Annual Meeting.

Is my vote important?

Yes. Your vote is important no matter how many shares you own. Please take the time to vote in the way that is easiest and most convenient for you, and cast your vote as soon as possible.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (a) by completing, signing, and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that

Proxy Statement	| page 11

purpose, (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card, or (c) by completing and submitting your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the Annual Meeting even if you have previously submitted your proxy by mail, telephone, or via the Internet (and your vote at the Annual Meeting will automatically revoke your previously submitted proxy, although mere attendance at the meeting without voting in person will not have that result).

How do I vote if I am a beneficial owner of shares held in "street name"?

If your shares are held on your behalf by a third party such as your broker or another person or entity who holds shares of the Company on your behalf and for your benefit, which person or entity we refer to as a "nominee," and your broker (or other nominee) is the stockholder of record of such shares, then you are the beneficial owner of such shares and we refer to those shares as being held in "street name." As the beneficial owner of your "street name" shares, you are entitled to instruct your broker (or other nominee) as to how to vote your shares. Your broker (or other nominee) will provide you with information regarding how to instruct your broker (or other nominee) as to the voting of your "street name" shares.

How do I vote if I am a participant in the Skyworks 401(k) Savings and Investment Plan?

If you are a participant in the Skyworks 401(k) Savings and Investment Plan (the "401(k) Plan"), you will receive an instruction card for the Skyworks shares you own through the 401(k) Plan. That instruction card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.

Can I change my vote after I have voted?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (a) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting and voting there in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company's principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, Attention: Secretary, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

Can I attend the Annual Meeting?

If you plan to attend the Annual Meeting, please be sure to indicate your intent to attend by checking the designated box on your proxy card if you are submitting a proxy via mail, or by indicating when prompted if you are submitting a proxy through either Skyworks' telephone or Internet proxy submission procedures. In either case, save the admission ticket attached to your proxy (the top half) and bring that with you to the Annual Meeting. If your shares are held in "street name" by your broker (or other nominee), you should consult your instruction card to determine how to indicate your intent to attend the Annual Meeting. If your instruction card does not provide any such indication, you should contact your broker (or other nominee) to determine what you will need to do to be able to attend and vote at the Annual Meeting. In order to be admitted to the Annual Meeting, you will need to present your admission ticket or the appropriate documentation from your broker (or other nominee), as well as provide valid picture identification, such as a driver's license or passport.

If I vote by proxy, how will my vote be cast?

The persons named as attorneys-in-fact in this Proxy Statement, David J. Aldrich and Mark V.B. Tremallo, were selected by the Board of Directors and are officers of the Company. As attorneys-in-fact, Messrs. Aldrich and Tremallo will vote any shares represented at the meeting by proxy. Each executed proxy card returned by a stockholder of record or proxy vote recorded via telephone or the Internet by a

| page 12	Proxy Statement

stockholder of record in the manner provided on the proxy card prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the choices specified.

How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?

If you are a stockholder of record and deliver a proxy but do not give specific voting instructions, then the proxy holders will vote your shares as recommended by the Board of Directors.

If your shares are held in "street name," your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote your shares with respect to "discretionary" matters, as described below, but will not be permitted to vote the shares with respect to "non-discretionary" matters. If you beneficially own shares that are held in "street name" by your broker (or other nominee), we strongly encourage you to provide instructions to your broker (or other nominee) as to how to vote on the election of directors and all of the Proposals by signing, dating, and returning to your broker (or other nominee) the instruction card provided by your broker (or other nominee).

If you are a participant in the 401(k) Plan, the trustee of the 401(k) Plan will not vote your 401(k) Plan shares if the trustee does not receive voting instructions from you by 11:59 p.m. Eastern Time on May 6, 2016, unless otherwise required by law.

What is a "broker non-vote"?

A "broker non-vote" occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) has either received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular "discretionary" matter) but does not indicate a vote "FOR" a particular proposal because the broker (or other nominee) either does not have authority to vote on that proposal and has not received voting instructions from you or has "discretionary" authority on the proposal but chooses not to exercise it. "Broker non-votes" are not counted as votes "FOR" or "AGAINST" the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal. We do, however, count "broker non-votes" for the purpose of determining a quorum for the Annual Meeting. If your shares are held in "street name" by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

What vote is required for each matter?

Election of Directors.    Pursuant to the Company's By-laws, a nominee will be elected to the Board of Directors if the votes cast "FOR" the nominee's election at the Annual Meeting exceed the votes cast "AGAINST" the nominee's election (as long as the only director nominees are those individuals set forth in this Proxy Statement). Abstentions and "broker non-votes" will not count as votes "FOR" or "AGAINST." If the shares you own are held in "street name," your broker (or other nominee), as the record holder of your shares, is required to vote your shares according to your instructions. Because Proposal 1 constitutes an uncontested election of directors (an election where the number of nominees for election as directors is equal to or less than the number of directors to be elected), it is not considered to be a "discretionary" matter for certain brokers. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. In such case, a "broker non-vote" may occur, which will have no effect on the outcome of Proposal 1.

Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 involves a matter on which a broker (or other nominee) does have "discretionary" authority to vote. Even if you do not instruct your broker how to vote with respect to this

Proxy Statement	| page 13

item, your broker may vote your shares with respect to this proposal in its discretion. With respect to Proposal 2, a vote of "ABSTAIN" will have the same effect as a vote of "AGAINST."

Say-on-Pay Vote.    The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposal 3. Proposal 3 is not considered to be a "discretionary" matter for certain brokers. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. In such case, a "broker non-vote" may occur, which will have no effect on the outcome of Proposal 3. Votes that are marked "ABSTAIN" are counted as present and entitled to vote with respect to Proposal 3 and will have the same impact as a vote that is marked "AGAINST" for purposes of Proposal 3.

Approval of Amendments to the Company's Restated Certificate of Incorporation.    Approval of Proposals 4, 5, 6, 7, and 8, requires the affirmative vote of the holders of at least the following percentages of the shares of our outstanding common stock, respectively: 66 2/3%, 80%, 90%, 80%, and 80%. Proposals 4–8 are not considered to be "discretionary" matters for certain brokers. If you do not instruct your broker how to vote with respect to one or more of these items, your broker may not vote your shares with respect to such proposals. In such case, a "broker non-vote" may occur, which will have no effect on the outcome of such proposal. Votes that are marked "ABSTAIN" as to any of Proposals 4–8 are counted as present and entitled to vote with respect to such proposal and will have the same impact as a vote that is marked "AGAINST" for purposes of such proposal.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

FOR the election of each of the eight director nominees (Proposal 1).

FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2016 (Proposal 2).

FOR the approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described below under "Compensation Discussion and Analysis," and in the executive compensation tables and accompanying narrative disclosures (Proposal 3).

FOR the approval of amendments to the Company's Restated Certificate of Incorporation (Proposals 4–8).

How will the votes cast at our Annual Meeting be counted?

An automated system administered by the Company's transfer agent tabulates the votes at the Annual Meeting. The vote on each matter submitted to stockholders will be tabulated separately.

Where can I find the voting results of our Annual Meeting?

We expect to announce the preliminary voting results at our Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the "SEC") within four business days after the end of our Annual Meeting and will be posted on our website.

Will my vote be kept confidential?

Yes. We will keep your vote confidential unless (1) we are required by law to disclose your vote (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request on your proxy card that your name be disclosed.

What is the quorum requirement for our Annual Meeting?

The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares that abstain from voting on any

| page 14	Proxy Statement

proposal and "broker non-votes" will be counted as shares that are present for purposes of determining whether a quorum exists at the Annual Meeting. If a "broker non-vote" occurs with respect to any shares of the Company's common stock on any matter, then those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists because they are entitled to vote on other matters) and will not be voted.

When will Skyworks next hold an advisory vote on the frequency of say-on-pay votes?

The next advisory vote on the frequency of say-on-pay votes will be held at our 2017 Annual Meeting of stockholders.

What is "householding"?

Some brokers (or other nominees) may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. If you are a stockholder and your household or address has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to you, upon your written request to Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, Attention: Investor Relations, or oral request to Investor Relations at (781) 376-3405. If you would like to receive separate copies of our Annual Report and Proxy Statement in the future, you should direct such request to your broker (or other nominee). Even if your household or address has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the enclosed postage-prepaid envelope (or completed and submitted by telephone or via the Internet, as described on the proxy card). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by contacting your broker (or other nominee), or the Company at the address or telephone number above.

Proxy Statement	| page 15

Proposal 1:
Election of Directors

Election of Directors

              Under this Proposal 1, you are being asked to consider eight nominees for election to our Board of Directors (all of our currently serving directors) to serve until the 2017 Annual Meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The names of the eight nominees for election as directors, their current positions and offices, the year such nominees were first elected as directors of the Company and their Board committee memberships are set forth in the table below. Each nominee for election has agreed to serve if elected, and the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve. If a nominee is unable or unwilling to serve, the attorneys-in-fact named in this Proxy Statement will vote any shares represented at the meeting by proxy for the election of another individual nominated by the Board of Directors, if any. No nominee or executive officer is related by blood, marriage, or adoption to any other director, nominee, or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Nominee	Position(s) with the Company	First Year of Service	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David J. Aldrich	Chairman of the Board and Chief Executive Officer	2000
David J. McLachlan	Lead Independent Director	2000	M		M
Kevin L. Beebe	Director	2004	M	M
Timothy R. Furey	Director	1998		C	M
Balakrishnan S. Iyer	Director	2002	M		C
Christine King	Director	2014		M
David P. McGlade	Director	2005		M	M
Robert A. Schriesheim	Director	2006	C

"C" indicates Chair and "M" indicates Member of the respective committee

              Immediately below this proposal is biographical information about each of the director nominees, including information regarding each nominee's business experience for the past five years, and the names of other public companies for which each nominee has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes, and skills of each nominee led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that he or she should serve as a director. In addition, we believe that all of our nominees have integrity, business acumen, good judgment, knowledge of our business and industry, experience in one or more areas relevant to our business and strategy, and the willingness to devote the time needed to be an effective director.

    Majority Vote Standard for Election of Directors

              A nominee for election as a director in an uncontested election (an election where the number of nominees for election as directors is equal to or less than the number of directors to be elected) will be elected if the number of votes cast "FOR" such nominee's election exceed the number of votes cast "AGAINST" the nominee's election. In a contested election (in which the number of nominees for election as directors exceeds the number of directors to be elected at such meeting), directors are elected by a plurality of all votes cast in such election.

              The election of directors at this Annual Meeting will be uncontested. As a result, each nominee for election as a director at the Annual Meeting will only be elected if the votes cast "FOR" such nominee exceed the number of votes cast "AGAINST" such nominee. As required by our corporate governance guidelines, which are available on the

| page 16	Proxy Statement

Investor Relations portion of the Company's website at http://www.skyworksinc.com, each incumbent director who is a nominee for election as a director at the Annual Meeting submitted to the Board of Directors an irrevocable resignation that would become effective if the votes cast "FOR" such nominee's election do not exceed the votes cast "AGAINST" such nominee's election and our Board of Directors determines to accept his or her resignation. Upon such resignation by a nominee and pursuant to the procedures set forth in the corporate governance guidelines, the Nominating and Corporate Governance Committee will evaluate the best interests of our Company and stockholders and will recommend to our Board of Directors the action to be taken with respect to the resignation. The Board of Directors will then decide whether to accept, reject, or modify the Nominating and Corporate Governance Committee's recommendation, and the Company will publicly disclose such decision by the Board of Directors with respect to the director nominee.

              Shares represented by all proxies received by the Board of Directors that are properly completed, but do not specify a choice as to the election of directors and are not marked as to withhold authority to vote for the nominees, will be voted "FOR" the election of all eight of the nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE ELECTION OF EACH OF THE EIGHT NOMINEES IN PROPOSAL 1

Nominees for Election

              David J. Aldrich, age 59, serves as Chairman of the Board and Chief Executive Officer of the Company. From April 2000 until his election as Chairman in May 2014, Mr. Aldrich served as President and Chief Executive Officer and as a director of the Company. From September 1999 to April 2000, Mr. Aldrich served as President and Chief Operating Officer. From May 1999 to September 1999, Mr. Aldrich served as Executive Vice President, and from May 1996 to May 1999, Mr. Aldrich served as Vice President and General Manager of the semiconductor products business unit. Mr. Aldrich joined the Company in 1995 as Vice President, Chief Financial Officer and Treasurer. From 1989 to 1995, Mr. Aldrich held senior management positions at M/A-COM, Inc. (a developer and manufacturer of radio frequency and microwave semiconductors, components, and IP networking solutions), including Manager of Integrated Circuits Active Products, Corporate Vice President of Strategic Planning, Director of Finance and Administration and Director of Strategic Initiatives with the Microelectronics Division. Mr. Aldrich has also served since February 2007 as a director of Belden Inc. (a publicly traded designer and manufacturer of cable products and transmission solutions).

              We believe that Mr. Aldrich, who has led Skyworks for more than 15 years, is qualified to serve as a director because of his leadership experience, his strategic decision making ability, his knowledge of the semiconductor industry and his in-depth knowledge of Skyworks' business. Mr. Aldrich brings to the Board of Directors his thorough knowledge of Skyworks' business, strategy, people, operations, competition, financial position, and investors. Further, as a result of his service as a director for Belden Inc., a multinational public company, Mr. Aldrich provides the Board of Directors with another organizational perspective and other cross-board experience.

              David J. McLachlan, age 77, has been a director since 2000 and Lead Independent Director since May 2014. He served as Chairman of the Board from May 2008 to May 2014. Mr. McLachlan served as a senior advisor to the Chairman and Chief Executive Officer of Genzyme Corporation (a publicly traded biotechnology company) from 1999 to 2004. He also was the Executive Vice President and Chief Financial Officer of Genzyme from 1989 to 1999. Prior to joining Genzyme, Mr. McLachlan served as Vice President and Chief Financial Officer of Adams-Russell Company (an electronic component supplier and cable television franchise owner). He previously served as a director of Dyax Corp. until January 2016, when it was acquired by Shire plc.

              We believe that Mr. McLachlan, the current Lead Independent Director, is qualified to serve as a director because he possesses a broad range of business experience as a result of his service as both chief financial officer and director for several public companies. In particular, Mr. McLachlan has in-depth experience handling complex

Proxy Statement	| page 17

accounting and finance issues for a broad range of companies. He has also served on the boards and audit and governance committees of other public companies (including as chairman of the audit committee), and serves as a designated "audit committee financial expert" for Skyworks' Audit Committee. In addition, Mr. McLachlan has extensive knowledge regarding Skyworks' business, which he has acquired by serving for more than 15 years on the Board of Directors.

              Kevin L. Beebe, age 57, has been a director since January 2004. Since November 2007, he has been President and Chief Executive Officer of 2BPartners, LLC (a partnership that provides strategic, financial, and operational advice to private equity investors and management). In 2014, Mr. Beebe became a founding partner of Astra Capital Management (a private equity firm based in Washington, D.C.). Previously, beginning in 1998, he was Group President of Operations at ALLTEL Corporation (a telecommunications services company). From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Communications Co. (a wireless communication company). He has held a variety of executive and senior management positions at several divisions of Sprint, including Vice President of Operations and Vice President of Marketing and Administration for Sprint Cellular, Director of Marketing for Sprint North Central Division, Director of Engineering and Operations Staff and Director of Product Management and Business Development for Sprint Southeast Division, as well as Staff Director of Product Services at Sprint Corporation. Mr. Beebe began his career at AT&T/Southwestern Bell as a Manager. Mr. Beebe also serves as chairman of the board of directors of NII Holdings, Inc. (a publicly traded provider of wireless telecommunications services in Latin America), and as a director for SBA Communications Corporation (a publicly traded operator of wireless communications towers in North, South, and Central America) and Syniverse Technologies, Inc. (a privately held provider of support services for wireless carriers).

              We believe that Mr. Beebe is qualified to serve as a director because of his 19 years of experience as an operating executive in the wireless telecommunications industry. For example, as Group President of Operations at ALLTEL, he was instrumental in expanding ALLTEL's higher margin retail business, which significantly enhanced ALLTEL's competitive position in a dynamic, consolidating industry. In addition, as Chief Executive Officer of 2BPartners, LLC, Mr. Beebe continues to gain a broad range of business experience and to build business relationships by advising leading private equity firms that are transacting business in the global capital markets. Mr. Beebe provides cross-board experience by serving as a director for several public and private companies (including service on both audit and governance committees). Further, Mr. Beebe has served as a director of Skyworks since 2004 and has gained significant familiarity with Skyworks' business.

              Timothy R. Furey, age 57, has been a director since 1998. He has been Chief Executive Officer of MarketBridge (a privately owned digital marketing software and services firm) since 1991. MarketBridge provides digital marketing, predictive analytics, and sales effectiveness solutions to Fortune 1000 companies in the software, communications, financial services, life sciences, and consumer products sectors. Mr. Furey also serves as Managing Partner of the Technology Marketing Group (which advises and invests in emerging growth companies in the social media, mobile, and marketing automation markets). Prior to 1991, Mr. Furey worked with the Boston Consulting Group, Strategic Planning Associates, Kaiser Associates, and the Marketing Science Institute.

              We believe that Mr. Furey is qualified to serve as a director because his experience as Chief Executive Officer of MarketBridge, as well as his engagements with MarketBridge's clients (many of which are Fortune 1000 companies), provide him with a broad range of knowledge regarding business operations and growth strategies. In addition, Mr. Furey has extensive knowledge regarding Skyworks' business, which he has acquired through over 17 years of service on the Board of Directors, including, for the past 12 years, as the Chairman of the Compensation Committee.

              Balakrishnan S. Iyer, age 59, has been a director since June 2002. He served as Senior Vice President and Chief Financial Officer of Conexant Systems, Inc., from October 1998 to June 2003. Prior to joining Conexant, Mr. Iyer served as Senior Vice President and Chief Financial Officer of VLSI Technology Inc. Prior to that, he was Corporate Controller for Cypress Semiconductor Corp. and Director of Finance for Advanced Micro Devices, Inc.

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Mr. Iyer serves on the boards of directors of Power Integrations, Inc., QLogic Corporation, and IHS Inc. (each a publicly traded company). He served as a director of Conexant from February 2002 until April 2011, and as a director of Life Technologies Corp. from July 2001 until February 2014, when it was acquired by Thermo Fisher Scientific Inc.

              We believe that Mr. Iyer is qualified to serve as a director because his experience as an executive officer of companies in the technology industry provides him with leadership, strategic, and financial experience. Through his experiences as a director at the public companies listed above (including as a member of certain audit, governance, and compensation committees) he provides the Board of Directors with significant financial expertise as a designated "audit committee financial expert" for Skyworks' Audit Committee, bringing specific application to our industry, as well as a broad understanding of corporate governance topics.

              Christine King, age 66, has been a director since January 2014. Since August 2015, she has served as Executive Chairman of QLogic Corporation (a publicly traded developer of high performance server and storage networking connectivity products), where she has also been a director since April 2013. Previously, Ms. King served as a director and as Chief Executive Officer of Standard Microsystems Corporation (a developer of silicon-based integrated circuits utilizing analog and mixed-signal technologies) from 2008 until the company's acquisition in 2012 by Microchip Technology, Inc. Prior to Standard Microsystems, she was Chief Executive Officer of AMI Semiconductor, Inc., from 2001 until it was acquired by ON Semiconductor Corp. in 2008. From 1973 to 2001, Ms. King held various engineering, business, and management positions at IBM Corp., including Vice President of Semiconductor Products. In addition to serving as chairman of QLogic's board of directors, Ms. King also serves as a director of Cirrus Logic, Inc., and IDACORP, Inc. (each a publicly traded company), and as a director of Idaho Power Company (a subsidiary of IDACORP). She previously served as a director of Analog Devices, Inc., and Atheros Communications, Inc., prior to its acquisition by Qualcomm, Inc.

              We believe that Ms. King is qualified to serve as a director because of her extensive management and operational experience in the high tech and semiconductor industries. In particular, through her experience as Chief Executive Officer of Standard Microsystems and AMI Semiconductor, as well as her service as a director of other public companies, Ms. King provides the Board of Directors with significant strategic, operational, and financial expertise.

              David P. McGlade, age 55, has been a director since February 2005. He has served as Executive Chairman of Intelsat S.A. (a publicly traded worldwide provider of satellite communication services) since April 2015, prior to which he served as Chairman and Chief Executive Officer. Mr. McGlade joined Intelsat in April 2005 and was the Deputy Chairman of Intelsat from August 2008 until April 2013. Previously, Mr. McGlade served as an Executive Director of mmO2 PLC and as the Chief Executive Officer of O2 UK (a subsidiary of mmO2), a position he held from October 2000 until March 2005. Before joining O2 UK, Mr. McGlade was President of the Western Region for Sprint PCS.

              We believe that Mr. McGlade is qualified to serve as a director because of his 32 years of experience in the telecommunications business, which have allowed him to acquire significant operational, strategic, and financial business acumen. Most recently, as a result of his work as the Chief Executive Officer of Intelsat, Mr. McGlade gained significant leadership and operational experience, as well as knowledge about the global capital markets.

              Robert A. Schriesheim, age 55, has been a director since May 2006. He has been Executive Vice President and Chief Financial Officer of Sears Holdings since August 2011. From January 2010 to October 2010, Mr. Schriesheim was Chief Financial Officer of Hewitt Associates, Inc. (a global human resources consulting and outsourcing company that was acquired by Aon Corporation). From October 2006 until December 2009, he was the Executive Vice President and Chief Financial Officer of Lawson Software, Inc. (a publicly traded ERP software provider). From August 2002 to October 2006, he was affiliated with ARCH Development Partners, LLC (a seed stage venture capital fund). Before joining ARCH, Mr. Schriesheim held executive positions at Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen, and Brooke Group Ltd. Mr. Schriesheim currently serves as a director of Houlihan

Proxy Statement	| page 19

Lokey Inc. (a publicly traded financial services firm) and NII Holdings, Inc. (a publicly traded provider of wireless telecommunications services in Latin America), and previously served as a director of Lawson Software until its sale in July 2011. In addition, from 2004 until 2007, he was also a director of Dobson Communications Corp. (a former publicly traded wireless services communications company that was acquired by AT&T Inc.) and from 2007 until 2009 he served as a director of MSC Software Corp. (a former publicly traded provider of integrated simulation solutions for designing and testing manufactured products that was acquired by Symphony Technology Group).

              We believe that Mr. Schriesheim is qualified to serve as a director because of his extensive knowledge of the capital markets, experience with corporate financial capital structures, and long history of evaluating and structuring merger and acquisition transactions within the technology sector. Mr. Schriesheim also has significant experience, as a senior executive and director in both public and private companies in the technology sector, leading companies through major strategic and financial corporate transformations while doing business in the global marketplace. He also serves as a designated "audit committee financial expert" for Skyworks' Audit Committee.

              In addition to the information presented above regarding each director's specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. They have each demonstrated business acumen, an ability to exercise sound judgment and a commitment of service to Skyworks.

Corporate Governance

    General

    Board of Director Meetings

              The Board of Directors met seven (7) times during fiscal year 2015. During fiscal year 2015, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. The Company's policy with respect to directors' attendance at the Annual Meeting is available on the Investor Relations portion of the Company's website at http://www.skyworksinc.com (see corporate governance guidelines). At the 2015 Annual Meeting, each director then in office was in attendance, with the exception of Mr. Schriesheim.

    Director Independence

              Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of the applicable Listing Rules of the NASDAQ Stock Market LLC (the "NASDAQ Rules") and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members' current and historic relationships with the Company and its competitors, suppliers, and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company's Board of Directors is a director or executive officer. After evaluating these factors, the Board of Directors has determined that a majority of the members of the Board of Directors, namely, Kevin L. Beebe, Timothy R. Furey, Balakrishnan S. Iyer, Christine King, David J. McLachlan, David P. McGlade, and Robert A. Schriesheim, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and that each such director is an independent director of the Company within the meaning of applicable NASDAQ Rules.

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    Corporate Governance Guidelines

              The Board of Directors has adopted corporate governance practices to help fulfill its responsibilities to the stockholders in overseeing the work of management and the Company's business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the Company's business operations, as needed, and to make decisions that are independent of the Company's management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company's stockholders. A copy of the Company's corporate governance guidelines is available on the Investor Relations portion of the Company's website at http://www.skyworksinc.com.

              In accordance with these corporate governance guidelines, independent members of the Board of Directors of the Company met in executive session without management present four (4) times during fiscal year 2015. Mr. McLachlan, the Lead Independent Director, served as presiding director for these meetings.

    Stockholder Communications

              Our stockholders may communicate directly with the Board of Directors as a whole or to individual directors by writing directly to those individuals at the following address: c/o Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801. The Company will forward to each director to whom such communication is addressed, and to the Chairman of the Board in his capacity as representative of the entire Board of Directors, any mail received at the Company's corporate office to the address specified by such director and the Chairman of the Board.

    Code of Ethics

              We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We make available our code of business conduct and ethics through our website at http://www.skyworksinc.com. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed by posting any such amendment or waivers on our website pursuant to SEC requirements and NASDAQ Rules.

    Executive Officer and Director Stock Ownership Requirements

              As described in detail below under "Compensation Discussion and Analysis," we have adopted Executive Officer and Director Stock Ownership programs that require our executive officers (including our Named Executive Officers) and non-employee directors to hold a significant equity interest in Skyworks with the objective of more closely aligning the interests of our executive officers and directors with those of our stockholders. As of the date hereof, all of our Named Executive Officers and directors are in compliance with the stock ownership guidelines.

    Board Leadership Structure

              Our Board of Directors selects the Company's Chairman of the Board and Chief Executive Officer in the manner it determines to be in the best interests of the Company. In May 2014, our Board of Directors elected Mr. Aldrich, who had previously served as the Company's President and Chief Executive Officer, to serve as Chairman of the Board and Chief Executive Officer. At the time of Mr. Aldrich's election as Chairman of the Board, our Board of Directors appointed Mr. McLachlan, the prior Chairman of the Board and an independent director within the meaning of applicable NASDAQ Rules (see above under "Director Independence"), as the Lead

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Independent Director. Mr. McLachlan's duties as Lead Independent Director, as set forth in our corporate governance guidelines, include the following:

    •
    Presiding at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors;

    •
    Calling meetings of the independent directors, as he deems appropriate, and assuring that the independent directors meet independently at least twice each year;

    •
    Providing leadership to the Board of Directors if circumstances arise in which the Chairman of the Board may be, or may be perceived to be, in conflict with the interests of the Company and its stockholders with regard to a particular matter;

    •
    Facilitating communications and serving as a liaison, when necessary, between the independent directors and the Chairman of the Board;

    •
    Consulting with the Chairman of the Board in the preparation of the schedules, agendas, and information provided to the Board of Directors for each meeting, and ensuring that there is sufficient time at each meeting for discussion of all agenda items;

    •
    Retaining independent advisors on behalf of the Board of Directors as the Board of Directors or the independent directors may deem necessary or appropriate; and

    •
    Being available for consultation and direct communication upon the reasonable request of major stockholders.

Committees of the Board of Directors

              The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

    Audit Committee

              We have established an Audit Committee consisting of the following individuals, each of whom the Board of Directors has determined is "independent" within the meaning of applicable NASDAQ Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"): Messrs. Schriesheim (Chairman), Beebe, Iyer, and McLachlan.

              The primary responsibility of the Audit Committee is the oversight of the quality and integrity of the Company's financial statements, the Company's internal financial and accounting processes, and the independent audit process. Additionally, the Audit Committee has the responsibilities and authority necessary to comply with Rule 10A-3 under the Exchange Act. The Audit Committee meets privately with the independent registered public accounting firm, reviews their performance and independence from management, and has the sole authority to retain and dismiss the independent registered public accounting firm. These and other aspects of the Audit Committee's authority are more particularly described in the Company's Audit Committee Charter, which the Board of Directors adopted and is reviewed annually by the committee and is available on the Investor Relations portion of our website at http://www.skyworksinc.com.

              The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be

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preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP for fiscal year 2015. The Audit Committee met ten (10) times during fiscal year 2015.

    Audit Committee Financial Expert

              The Board of Directors has determined that each of Messrs. Schriesheim (Chairman), Iyer, and McLachlan, meets the qualifications of an "audit committee financial expert" under SEC rules and the qualifications of "financial sophistication" under the applicable NASDAQ Rules, and qualifies as "independent" as defined under the applicable NASDAQ Rules. The Board of Directors has also determined that Ms. King and Mr. McGlade each would meet the qualifications of an "audit committee financial expert" under current SEC rules and the qualifications of "financial sophistication" under current NASDAQ Rules if appointed to serve on the audit committee in the future.

    Compensation Committee

              We have established a Compensation Committee consisting of the following individuals, each of whom the Board of Directors has determined is "independent" within the meaning of applicable NASDAQ Rules: Messrs. Furey (Chairman), Beebe, and McGlade and Ms. King. The Compensation Committee met four (4) times during fiscal year 2015. The functions of the Compensation Committee include establishing the appropriate level of compensation, including short and long-term incentive compensation of the Chief Executive Officer, all other executive officers, and any other officers or employees who report directly to the Chief Executive Officer. The Compensation Committee also administers Skyworks' equity-based compensation plans. The Compensation Committee's authority to grant equity awards to the Company's executive officers may not be delegated to the Company's management or others. The Board of Directors has adopted a written charter for the Compensation Committee, and it is available on the Investor Relations portion of the Company's website at http://www.skyworksinc.com.

              The Compensation Committee has engaged Aon/Radford Consulting ("Aon/Radford") to assist it in determining the components and amounts of executive compensation. The consultant reports directly to the Compensation Committee, through its Chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time.

              The process and procedures followed by the Compensation Committee in considering and determining executive and director compensation are described below under "Compensation Discussion and Analysis."

    Nominating and Corporate Governance Committee

              We have established a Nominating and Corporate Governance Committee consisting of the following individuals, each of whom the Board of Directors has determined is "independent" within the meaning of applicable NASDAQ Rules: Messrs. Iyer (Chairman), Furey, McGlade, and McLachlan. The Nominating and Corporate Governance Committee met four (4) times during fiscal year 2015. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or reelection to the Board of Directors and its committees, including any recommendations that may be submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of the corporate governance policies. These and other aspects of the Nominating and Corporate Governance Committee's authority are more particularly described in the Nominating and Corporate Governance Committee Charter, which the Board of Directors adopted and is available on the Investor Relations portion of the Company's website at http://www.skyworksinc.com.

    Director Nomination Procedures

              The Nominating and Corporate Governance Committee evaluates director candidates in the context of the overall composition and needs of the Board of Directors, with the objective of recommending a group that can best

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manage the business and affairs of the Company and represent the interests of the Company's stockholders using its diversity of experience. The committee seeks directors who possess certain minimum qualifications, including the following:

    •
    A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business, or other disciplines relevant to the business of the Company.

    •
    A director (other than an employee-director) must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors or of a Board committee.

    •
    The committee also considers the following qualities and skills, among others, in its selection of directors and as candidates for appointment to the committees of the Board of Directors:

      o
      economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;

      o
      leadership or substantial achievement in their particular fields;

      o
      demonstrated ability to exercise sound business judgment;

      o
      integrity and high moral and ethical character;

      o
      potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;

      o
      capacity and desire to represent the balanced, best interests of the Company as a whole and not primarily a special interest group or constituency;

      o
      ability to work well with others;

      o
      high degree of interest in the business of the Company;

      o
      dedication to the success of the Company;

      o
      commitment to the responsibilities of a director; and

      o
      international business or professional experience.

              The committee does not have a formal policy with respect to diversity, but believes that our Board of Directors, taken as a whole, should embody a diverse set of skills, experiences, and backgrounds in order to better inform its decisions. The committee will also take into account the fact that a majority of the Board of Directors must meet the independence requirements of the applicable NASDAQ Rules. The Company expects that a director's existing and future commitments will not materially interfere with such director's obligations to the Company. For candidates who are incumbent directors, the committee considers each director's past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The committee identifies candidates for director nominees in consultation with the Chief Executive Officer of the Company and the Chairman of the Board of Directors, through the use of search firms or other advisors or through such other methods as the committee deems to be helpful to identify candidates. Once candidates have been identified, the committee confirms that the candidates meet all of the minimum qualifications for director nominees set forth above through interviews, background checks,

| page 24	Proxy Statement

or any other means that the committee deems to be helpful in the evaluation process. The committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the committee recommends candidates for director nominees for election to the Board of Directors.

    Stockholder Nominees

              The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise. To date, the Nominating and Corporate Governance Committee has not received a recommendation for a director nominee from any stockholder of the Company.

              Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors in 2017 may do so in accordance with the provisions of our By-laws by submitting a written recommendation to the Secretary of the Company at the address below no earlier than the close of business on January 11, 2017, and no later than the close of business on February 10, 2017. In the event that the 2017 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company's 2016 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address below no earlier than 120 days prior to the date of the 2017 Annual Meeting and no later than the later of 90 days prior to the 2017 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2017 Annual Meeting is first made by the Company. For nominees for election to the Board of Directors proposed by stockholders to be considered, the recommendation for nomination must be in writing and must include the following information:

    •
    name of the stockholder, whether an entity or an individual, making the recommendation;

    •
    a written statement disclosing such stockholder's beneficial ownership of the Company's capital stock;

    •
    name of the individual recommended for consideration as a director nominee;

    •
    a written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

    •
    a written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the applicable NASDAQ Rules;

    •
    a written statement disclosing the recommended candidate's beneficial ownership of the Company's capital stock; and

    •
    a written statement disclosing relationships between the recommended candidate and the Company that may constitute a conflict of interest.

              Nominations may be sent to the attention of the committee via U.S. mail or expedited delivery service to Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, Massachusetts 01801, Attn: Nominating and Corporate Governance Committee, c/o Secretary.

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Role of the Board of Directors in Risk Oversight

              Our Board of Directors oversees our risk management processes directly and through its committees. Our management team is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of our management team. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board of Directors oversees risk management activities relating to business strategy, capital allocation, organizational structure, certain operational risks, and acquisitions; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; our Compensation Committee oversees risk management activities relating to our compensation policies and practices as well as management succession planning; and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition. Each committee reports to the Board of Directors on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the Board of Directors discuss particular risks.

              Our Compensation Committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any such risks are mitigated by:

    •
    The multiple elements of our compensation packages, including base salary, our annual short-term incentive compensation plan and (for our executive officers and other key employees) equity awards that vest (or are issuable) over multiple years and are intended to motivate employees to take a long-term view of our business.

    •
    The structure of our short-term incentive compensation plan (described in greater detail in this Proxy Statement under "Compensation Discussion and Analysis"), which is based on (i) a number of different financial and operating performance metrics to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are appropriately aggressive yet will not require undue risk-taking to achieve. Further, the structure of the short-term incentive compensation plan aids in driving sustained long-term financial performance as the goals and targets from the prior year's plan are significant factors used in determining goals for the current year's plan.

Compensation Committee Interlocks and Insider Participation

              The Compensation Committee of the Board of Directors currently consists of, and during fiscal year 2015 consisted of, Messrs. Furey (Chairman), Beebe, and McGlade and Ms. King. No member of this committee was at any time during fiscal year 2015 an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee.

Certain Relationships and Related Person Transactions

              Other than compensation agreements and other arrangements described below under "Information About Executive and Director Compensation," since October 3, 2014, there has not been a transaction or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In January 2008, the Board of Directors adopted a written related person transaction approval policy that sets forth the

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Company's policies and procedures for the review, approval or ratification of any transaction required to be reported in its filings with the SEC. The Company's policy with regard to related person transactions is that all related person transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be reviewed by the Company's General Counsel and approved in advance by the Audit Committee. In addition, the Company's code of business conduct and ethics requires that employees discuss with the Company's Compliance Officer any significant relationship (or transaction) that might raise doubt about such employee's ability to act in the best interest of the Company.

Proxy Statement	| page 27

Proposal 2:
Ratification of Independent
Registered Public Accounting Firm

              The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2016 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for fiscal year 2015, and has been the independent registered public accounting firm for the Company and its predecessor, Alpha Industries, Inc., since 1975. We are asking the stockholders to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2016.

              Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

              Stockholder ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm is not required by the Company's By-laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter at the Annual Meeting is required to approve the selection of KPMG LLP as the Company's independent registered public accounting firm. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and stockholders' best interests.

Audit Fees

              KPMG LLP provided audit services to the Company consisting of the annual audit of the Company's 2015 consolidated financial statements contained in the Company's Annual Report on Form 10-K and reviews of the financial statements contained in the Company's Quarterly Reports on Form 10-Q for fiscal year 2015. The following table summarizes the fees of KPMG LLP billed to the Company for the last two fiscal years.

Fee Category	Fiscal Year 2015 ($)	% of Total (%)	Fiscal Year 2014 ($)	% of Total (%)
Audit Fees(1)	1,624,175	96	1,561,650	95
Audit-Related Fees	—	—	—	—
Tax Fees(2)	66,800	4	89,250	5
All Other Fees(3)	1,650	—	1,650	—

Total Fees	1,692,625	100	1,652,550	100

(1)
Audit fees consist of fees for the audit of our annual financial statements, review of the interim financial statements included in our quarterly reports on Form 10-Q, statutory audits and related filings in various foreign locations and audit procedures related to acquisition activity during fiscal years 2015 and 2014. Fiscal year 2015 and 2014 audit fees also included fees for services incurred in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act. Fiscal year 2015 audit fees also included fees for the review of registration statement auditor consents to incorporate by reference prior year financial statement opinions in Form S-8 filings.

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(2)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which primarily relate to the review of our U.S. tax returns and certain trade and customs forms, accounted for $60,000 and $80,000 of the total tax fees for fiscal year 2015 and 2014, respectively.

(3)
All other fees for fiscal years 2015 and 2014 relate to fees incurred for licenses to accounting and research software.

              In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP during fiscal year 2015 and our fiscal year ended October 3, 2014 ("fiscal year 2014").

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2016

Proxy Statement	| page 29

 Report of the Audit Committee

              The Audit Committee of Skyworks' Board of Directors is responsible for providing independent, objective oversight of Skyworks' accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent within the meaning of applicable NASDAQ Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter approved by the Board of Directors.

              Management is responsible for the Company's internal control and financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of Skyworks' consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

              In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company's independent registered public accounting firm, and reviewed and discussed the audited financial statements for fiscal year 2015, results of the internal and external audit examinations, evaluations of the Company's internal controls, and the overall quality of Skyworks' financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees," issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from the Company and its management, including the matters in the written disclosures and letter that were received by the committee from such firm.

              Based upon the Audit Committee's review and discussions described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for fiscal year 2015, as filed with the SEC.

THE AUDIT COMMITTEE
Kevin L. Beebe Balakrishnan S. Iyer David J. McLachlan Robert A. Schriesheim, Chairman

| page 30	Proxy Statement

 Proposal 3:
Advisory Vote on the Compensation of Our
Named Executive Officers ("Say-on-Pay Vote")

              We are providing our stockholders with the opportunity to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers as described below under "Information About Executive and Director Compensation" pursuant to Section 14A of the Exchange Act. At our 2015 Annual Meeting of stockholders, approximately 96% of the votes cast by our stockholders were in favor of the compensation of our Named Executive Officers.

              As we describe below under "Compensation Discussion and Analysis," our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In addition, our Board of Directors believes that the Company's financial performance over the last fiscal year demonstrates that our executive compensation program was designed appropriately and is working effectively to support long-term value creation.

              Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

    RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement.

              As an advisory vote, this proposal is not binding and will not overrule any decision by the Company or the Board of Directors (or any committee thereof), nor will it create or imply any change or addition to the fiduciary duties of the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. Unless the Board of Directors modifies its policy on the frequency of future say-on-pay votes, the next non-binding say-on-pay vote will be held at our 2017 Annual Meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
BY VOTING "FOR" PROPOSAL NO. 3

Proxy Statement	| page 31

Information About Executive and Director Compensation

Summary and Highlights

    Financial Performance

    •
    Our net revenue increased by 42% to approximately $3.3 billion during fiscal year 2015 as we continue to experience year-over-year growth as smartphones displace traditional cellular phones, as emerging markets increasingly adopt 3G and 4G technologies, as tablet computing increases in popularity, and as our analog product portfolio expands to address additional content within handset, tablet, and adjacent vertical markets including medical, automotive, military, and industrial.

    •
    Our operating expenses decreased to 16.3% of revenue for fiscal year 2015 from 19.9% of revenue in fiscal year 2014. In absolute terms operating expense increased from $458 million in fiscal year 2014 to $531 million in fiscal year 2015 primarily in connection with increased research and development expense as a result of increased product development activity.

    •
    As a result of the aforementioned factors, our overall profitability increased significantly from fiscal year 2014 with year-over-year increases in net income and diluted earnings per share of 74% and 72%, respectively.

    •
    During fiscal year 2015, we invested $237 million to repurchase over 2.9 million shares of our common stock, and $123 million in cash dividend payments. We also increased the quarterly cash dividend paid in the fourth quarter of fiscal year 2015 to $0.26 per share from the $0.13 per share cash dividend paid in the previous quarter, representing a 100% increase.

    •
    Our ending cash and cash equivalents balance increased 30% to $1,044 million in fiscal year 2015 from $806 million in fiscal year 2014. This was the result of a 29% increase in cash from operations to $993 million in fiscal year 2015 due to higher net income partially offset by changes in working capital. In addition, during fiscal year 2015, we invested $430 million on capital expenditures associated with plant expansions in Mexico and Japan.

    •
    Total stockholder return ("TSR") for the five-year period ending October 2, 2015, was 312%, compared with a weighted average TSR of 86% for the 15 publicly traded semiconductor companies in our peer group (which consists of the Comparator Group, as described below, excluding LSI, which was acquired during 2014, and RF Micro Devices, which ceased to be publicly traded as a result of a merger in 2015) and a weighted average TSR of 86% for the companies in the S&P 500 Semiconductors Index.

    Compensation Program Alignment with Long-Term Interests of Stockholders

    •
    We emphasize pay-for-performance and tie a significant amount of our Named Executive Officers' annual compensation to our performance in the form of incentive-based compensation, with the majority being in equity-based compensation. We believe that through the combination of our equity-based incentive compensation program and executive stock ownership guidelines, the interests of our executives are strongly aligned with those of our long-term stockholders—namely, increasing stockholder value over time.

    •
    The charts below show the target total direct compensation mix for fiscal year 2015 for our Chief Executive Officer and the average for the other Named Executive Officers. The target total direct compensation mix for fiscal year 2015 reflects actual salary, target short-term incentive award, and the grant date fair value of stock option and performance share awards.

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    •
    We provide short-term incentive compensation to motivate executives to achieve key near-term (i.e., a year or less) financial and/or operational objectives. Based on the Company's performance under the revenue and non-GAAP operating margin goals established by the Compensation Committee, the total short-term incentive award payment to each of the Named Executive Officers for fiscal year 2015 was 200% of the target payment level for such Named Executive Officer.

    •
    We provide longer-term equity-based compensation in the form of performance share awards and stock options to incentivize our executive officers to achieve goals each year that we believe will result in significant increases in stockholder value over the longer term, thereby aligning their interests with those of our stockholders.

    o
    Stock options closely align the long-term interests of our executives with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over the life of the option. In addition, awards of stock options align with our growth strategy and provide significant financial upside if our growth objectives are achieved, while placing a significant portion of our executives' compensation at risk if our objectives are not achieved.

    o
    Shares are received under performance share awards only upon satisfaction of "performance" and "continued employment" conditions (i.e., to receive all shares earned based on actual performance, the executive would typically need to remain employed for three years following the grant of a performance share award). Based on the Company's non-GAAP operating margin achieved and TSR percentile ranking obtained during fiscal year 2015, each Named Executive Officer earned the "maximum" level of shares under the performance share awards granted in November 2014.

    •
    The Compensation Committee of our Board of Directors, with assistance from its independent compensation consultant, annually reviews our executive compensation program to ensure that it is competitive with the companies in our industry with which we compete for executive talent. We generally target the median of our comparison group for our base salary and short-term incentive compensation levels. For fiscal year 2015, we granted equity-based incentive awards with a target incentive level at approximately the median of our comparison group, with the opportunity to earn above the target incentive

Proxy Statement	| page 33

      levels based on performance. We feel that this level of executive compensation, with its emphasis on long-term results, alignment with stockholder interests, and long-term retention, enables us to attract and retain the executive talent necessary to meet our business objectives.

    Corporate Governance and Compensation Best Practices

    •
    As part of its commitment to strong corporate governance and best practices, our Compensation Committee has engaged an independent compensation consultant, Aon/Radford, to perform an annual comprehensive analysis of our executive compensation practices and pay levels, using analytical tools such as market data, tally sheets, compensation history, and walk-away analysis for each executive.

    •
    Our Compensation Committee has implemented equity compensation grant procedures, an annual process to assess the efficacy of our company-wide compensation programs, and a risk management program, which includes an ongoing evaluation of the relationship between our compensation programs and risk.

    •
    We have adopted Executive Officer and Director Stock Ownership programs that require our executive officers and non-employee directors to hold a significant equity interest in the Company with the objective of more closely aligning the interests of our executive officers and directors with those of our stockholders.

    •
    We prohibit our directors, officers, and employees from hedging or pledging their economic interests in Company securities and from engaging in any short-term, speculative securities transactions, including purchasing securities on margin, engaging in short sales, or buying or selling put or call options.

    •
    Equity awards granted to our Named Executive Officers under the 2015 Long-Term Incentive Plan are not subject to automatic accelerated vesting solely upon a change in control of the Company.

    •
    None of the Named Executive Officers is entitled to any future excise tax gross-up payment in connection with a change in control of the Company.

Compensation Discussion and Analysis

              This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer and our three next most highly paid executive officers during fiscal year 2015 as determined under the rules of the SEC. We refer to this group of executive officers as our "Named Executive Officers." For fiscal year 2015, our Named Executive Officers were:

    •
    David J. Aldrich, Chairman and Chief Executive Officer;

    •
    Donald W. Palette, Executive Vice President and Chief Financial Officer;

    •
    Liam K. Griffin, President;

    •
    Bruce J. Freyman, Executive Vice President, Worldwide Operations; and

    •
    Mark V.B. Tremallo, Vice President, General Counsel and Secretary.

    Approach for Determining Form and Amounts of Compensation

              The Compensation Committee, which is composed solely of independent directors within the meaning of applicable NASDAQ Rules, outside directors within the meaning of Section 162 of the Internal Revenue Code ("IRC"), and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for

| page 34	Proxy Statement

determining all components and amounts of compensation to be paid to our Named Executive Officers, as well as any other executive officers or employees who report directly to the Chief Executive Officer. The Compensation Committee sets compensation for the Named Executive Officers, including salary, short-term incentives, and long-term stock-based awards, at levels generally intended to be competitive with the compensation of comparable executives in semiconductor companies with which the Company competes for executive talent.

    Compensation Program Objectives

              The objectives of our executive compensation program are to attract, retain and motivate highly qualified executives to operate our business, and to link the compensation of those executives to improvements in the Company's financial performance and increases in stockholder value. Accordingly, the Compensation Committee's goals in establishing our executive compensation program include:

    •
    ensuring that our executive compensation program is competitive with a group of companies in the semiconductor industry with which we compete for executive talent;

    •
    providing a base salary that serves as the foundation of a compensation package that attracts and retains the executive talent needed to achieve our business objectives;

    •
    providing short-term variable compensation that motivates executives and rewards them for achieving Company financial performance targets;

    •
    providing long-term stock-based compensation that aligns the interest of our executives with stockholders by rewarding them for long-term increases in stockholder value; and

    •
    ensuring that our executive compensation program is perceived as fundamentally fair to all of our employees.

    Retention of Compensation Consultant

              The Compensation Committee has engaged Aon/Radford to assist in determining the components and amount of executive compensation. Aon/Radford reports directly to the Compensation Committee, through its chairperson, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The consultant advises the Compensation Committee on such compensation matters as are requested by the Compensation Committee. The Compensation Committee considers the consultant's advice on such matters in addition to any other information or factors it considers relevant in making its compensation determinations.

              The Compensation Committee has considered the relationships that Aon/Radford has with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that Aon/Radford has in place to maintain its independence and objectivity, and has determined that Aon/Radford's work for the Compensation Committee has not raised any conflicts of interest.

    Role of Chief Executive Officer

              The Compensation Committee also considers the recommendations of the Chief Executive Officer regarding the compensation of the other Named Executive Officers and each of his other direct reports. These recommendations include an assessment of each individual's responsibilities, experience, performance and contribution to the Company's performance, and also generally take into account internal factors such as historical compensation and level in the organization, in addition to external factors such as the current environment for attracting and retaining executives.

Proxy Statement	| page 35

    Establishment of Comparator Group Data

              In determining compensation for each of the Named Executive Officers, the committee utilizes "Comparator Group" data for each position. For fiscal year 2015, the Compensation Committee approved Comparator Group data consisting of a 50/50 blend of (i) Aon/Radford survey data of 23 semiconductor companies (where sufficient data was not available in the Aon/Radford semiconductor survey data for a given executive position, the Comparator Group data also included survey data regarding high-technology companies), and (ii) the "peer" group data for 17 publicly traded semiconductor companies with which the Company competes for executive talent:

*Altera	*Freescale Semiconductor	*Microsemi
*Analog Devices	*Linear Technology	*NVIDIA
*Avago Technologies	*LSI	*ON Semiconductor
*Broadcom	*Marvell Technology	*RF Micro Devices
*Cree	*Maxim Integrated Products	*Xilinx
*Fairchild Semiconductor	*Microchip Technology

    Use of Comparator Group Data

              The Compensation Committee annually compares the components and amounts of compensation that we provide to our Chief Executive Officer and other Named Executive Officers with the components and amounts of compensation provided to their counterparts in the Comparator Group and uses this comparison data as a guideline in its review and determination of base salaries, short-term incentives, and long-term stock-based compensation awards, as discussed in further detail below under "Components of Compensation." In addition, in setting fiscal year 2015 compensation, the Compensation Committee sought and received input from Aon/Radford regarding the base salaries for the Chief Executive Officer and each of the other executive officers, the incentive targets relating to the short-term incentive program for executive officers, and the individual stock-based compensation awards for executive officers, as well as the related vesting schedules.

              After reviewing the data and considering the input, the Compensation Committee established (and the full Board of Directors was advised of) the base salary, short-term incentive target, and long-term stock-based compensation award for each Named Executive Officer. In establishing individual compensation, the Compensation Committee also considered the input of the Chief Executive Officer, as well as the individual experience and performance of each executive.

              In determining the compensation of our Chief Executive Officer, our Compensation Committee focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity, (ii) the importance of retaining a chief executive officer with the strategic, financial, and leadership skills necessary to ensure our continued growth and success, (iii) our Chief Executive Officer's role relative to the other Named Executive Officers, (iv) input from the full Board of Directors on our Chief Executive Officer's performance, and (v) the considerable length of our Chief Executive Officer's 21 years of service to the Company. Aon/Radford advised the Compensation Committee that the base salary, annual performance targets, short-term incentive target opportunity, and equity-based compensation established by the Compensation Committee for fiscal year 2015 were competitive for chief executive officers leading companies of similar size and complexity in the semiconductor industry. Our Chief Executive Officer was not present during the voting or deliberations of the Compensation Committee concerning his compensation. As stated above, however, the Compensation Committee did consider the recommendations of the Chief Executive Officer regarding the compensation of the other Named Executive Officers and each of his other direct reports.

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    Response to Stockholder Vote on Executive Compensation at 2015 Annual Meeting

              At our 2015 Annual Meeting of stockholders, approximately 96% of the votes cast approved the compensation of the Company's named executive officers as disclosed in the proxy statement delivered to our stockholders in connection with the 2015 Annual Meeting. We understood this to mean that stockholders generally approved of our compensation policies and determinations in 2015. However, our Compensation Committee still undertook a review of our compensation policies and determinations following the 2015 Annual Meeting with the assistance of Aon/Radford. After this review and consideration of evolving best practices in executive compensation by public companies generally, upon the recommendation of our Compensation Committee, we determined not to make any significant changes to our executive compensation decisions and policies. The Compensation Committee periodically reviews the goals we would like to achieve through our executive compensation practices and explores ways to modify those practices to either achieve new goals or to enhance our ability to achieve existing goals.

    Components of Compensation

              The key elements of compensation for our Named Executive Officers are base salary, short-term incentives, long-term stock-based incentives, 401(k) plan retirement benefits, medical, dental, vision, life and disability insurance, and financial planning benefits. Consistent with our objective of ensuring that executive compensation is perceived as fair to all employees, the Named Executive Officers do not receive any retirement benefits beyond those generally available to our full-time employees, and we do not provide medical, dental, vision, or other insurance benefits to Named Executive Officers that are different from those offered to other full-time employees.

    Base Salary

              Base salaries provide our executive officers with a degree of financial certainty and stability. The Compensation Committee determines a competitive base salary for each executive officer using the Comparator Group data and input provided by Aon/Radford. Based on these factors, base salaries of the Named Executive Officers for fiscal year 2015 were generally targeted at the Comparator Group median, with consideration given to role, responsibility, performance and length of service. After taking these factors into account, the base salary for each Named Executive Officer for fiscal year 2015 increased on average 3.4% from the Named Executive Officer's base salary in fiscal year 2014, and ranged from an increase of 3.0% to 4.7%.

    Short-Term Incentives

              Our short-term incentive compensation plan for executive officers is established annually by the Compensation Committee. For fiscal year 2015, the Compensation Committee adopted the 2015 Executive Incentive Plan (the "Incentive Plan"). The Incentive Plan established short-term incentive awards that could be earned annually by certain officers of the Company, including the Named Executive Officers, based on the Company's achievement of certain corporate performance goals established on an annual basis. Short-term incentive compensation is intended to motivate and reward executives by tying a significant portion of their total compensation to the Company's achievement of pre-established performance goals that are generally short-term (i.e., one year or less). Pursuant to the Incentive Plan, the Compensation Committee sets a range of short-term compensation that can be earned by each executive officer based on the Comparator Group data, which is expressed as a percentage of the executive officer's base salary and which corresponds to the level of achievement of the performance goals. The low end of that range, referred to as the "threshold" percentage, is equal to the amount of compensation payable to the executive if the level of achievement of each performance goal applicable to the executive was at the minimum set by the Compensation Committee to be eligible to receive a payment for that goal under the Incentive Plan (referred to as the "threshold" level). At the threshold payout level, the short-term compensation was designed to result in a payout less than the median short-term compensation of the Comparator Group. The middle of the range, referred to as the "target" percentage, is equal to the amount of short-term compensation payable to the executive if the level of achievement of each performance goal applicable to the executive met the expectations set by the Compensation Committee (referred

Proxy Statement	| page 37

to as the "target" level). Achievement of all performance goals at the "target" level would result in a short-term compensation payout equal to the "target" percentage, which is designed to be the median short-term compensation of the Comparator Group. The high end of the range, referred to as the "maximum" percentage, is equal to the amount of compensation payable to the executive if the level of achievement of each performance goal applicable to the executive reached the high-end target set by the Compensation Committee for such goal (referred to as the "maximum" level). Achievement of all performance goals at the "maximum" level would result in a short-term compensation payout at the "maximum" percentage, which is designed to be above the median short-term compensation of the Comparator Group. Absent an exercise of discretion by the Compensation Committee, the total short-term compensation paid to each executive would not exceed the "maximum" percentage and, in the event that the level of achievement of all performance goals was below the "threshold" level, no short-term compensation payment would be made to the executive. The following table shows the range of short-term compensation that each Named Executive Officer could earn in fiscal year 2015 as a percentage of such executive officer's annual base salary.

	Threshold	Target	Maximum
Chief Executive Officer	75%	150%	300%
President	45%	90%	180%
Executive Vice President and Chief Financial Officer	40%	80%	160%
Executive Vice President, Worldwide Operations	35%	70%	140%
Vice President, General Counsel and Secretary	27.5%	55%	110%

              The actual total amount of short-term compensation payable to an executive depends on the level of achievement of each performance goal assigned to him. For fiscal year 2015 the Compensation Committee determined that the short-term incentive compensation payable under the Incentive Plan would be based on the Company's performance for the entire fiscal year, consistent with the Compensation Committee's approach for the prior fiscal year. The Compensation Committee established performance goals for fiscal year 2015 based on achieving revenue and non-GAAP operating margin targets. Each of the two performance goals was weighted equally (50% each) toward each Named Executive Officer's payment under the Incentive Plan. The non-GAAP operating margin performance goal is based on the Company's actual non-GAAP operating margin, which it calculates by excluding from GAAP operating income stock compensation expense, restructuring-related charges, acquisition-related expenses, litigation settlement gains and losses, and certain deferred executive compensation.

              The Compensation Committee determines with respect to each performance goal the "threshold," "target" and "maximum" levels of achievement, which correspond to the matching descriptions set forth above. For Company performance goals, the levels of achievement will be consistent across the executives to which such goals apply.

              Following the end of the fiscal year, the Compensation Committee determines the total amount of short-term compensation payable to each executive for such period by comparing the actual level of achievement of each performance goal assigned to such executive against the "threshold," "target," and "maximum" levels of achievement that it set for that performance goal. The Compensation Committee determines the amount of short-term compensation the executive is eligible to receive with respect to each performance goal as follows:

    •
    If the level of achievement for that performance goal falls below the "threshold" level, then the executive will not earn any short-term compensation with respect to that performance goal (absent an exercise of discretion by the Compensation Committee).

    •
    If the level of achievement for that performance goal is equal to the "threshold," "target" or "maximum" level, then the executive earns the product obtained by multiplying (i) the "threshold," "target" or "maximum" percentage, as applicable, times (ii) the executive's base salary during the fiscal year, times (iii) the weighting assigned to that performance goal.

| page 38	Proxy Statement

    •
    If the level of achievement for the performance goal falls in between either the "threshold" and "target" levels or the "target" and "maximum" levels, the executive would earn short-term compensation equal to the short-term compensation payable at the "threshold" or "target" level, respectively, plus a pro rata amount of the difference between the short-term compensation payable for that performance goal at, respectively, the "threshold" and "target" levels or the "target" and "maximum" levels.

    •
    Absent an exercise of discretion by the Compensation Committee, if the level of achievement for the performance goal exceeds the "maximum" level, the executive will only earn the amount payable for achievement at the "maximum" level.

              The computation of each executive's short-term compensation under the Incentive Plan is not a weighted average of the level of achievement across all performance goals, but rather an evaluation of each performance goal individually, a determination of the portion of the total eligible bonus allocated to that performance goal that can be earned and a summation of those amounts.

              The target level performance goals established by the Compensation Committee under the Incentive Plan are based on the Company's historical operating results and growth rates as well as the Company's expected future results and are designed to require significant effort and operational success on the part of our executives and the Company. The maximum level performance goals established by the Compensation Committee have historically been difficult to achieve and are designed to represent outstanding performance that the Compensation Committee believes should be rewarded. Typically, financial performance goals are set with the expectation that the "target" level will be higher than the consensus analyst estimates for the Company.

              The Incentive Plan stipulated that all payouts to executives under the Incentive Plan were conditioned upon the Company achieving a performance goal based on non-GAAP operating margin (after accounting for any incentive award payments, including those to be made under the Incentive Plan) at the "threshold" level. The Compensation Committee retains the discretion, based on the recommendation of the Chief Executive Officer, to make payments even if the threshold performance metrics are not met or to make payments in excess of the maximum level if the Company's performance exceeds the maximum metrics. The Compensation Committee believes it is appropriate to retain this discretion in order to make short-term compensation awards in extraordinary circumstances.

              The Company's actual revenue and non-GAAP operating margin achieved in fiscal year 2015 each exceeded the respective maximum performance levels, resulting in a short-term compensation award for each Named Executive Officer equal to his maximum payment level, or 200% of the target payment level.

    Long-Term Stock-Based Compensation

              The Compensation Committee generally makes long-term stock-based compensation awards to executive officers on an annual basis. Long-term stock-based compensation awards are intended to align the interests of our executive officers with our stockholders, and to reward our executive officers for increases in stockholder value over long periods of time (i.e., greater than one year). It is the Company's practice to make stock-based compensation awards to executive officers in November of each year at a prescheduled Compensation Committee meeting. For fiscal year 2015, the Compensation Committee made awards to each of the Named Executive Officers on November 10, 2014, at a regularly scheduled Compensation Committee meeting. Stock options awarded to the Named Executive Officers at the meeting had an exercise price equal to the closing sale price on the meeting date of the Company's common stock on the NASDAQ Global Select Market.

              In making annual stock-based compensation awards to executive officers for fiscal year 2015, the Compensation Committee first reviewed the Comparator Group data to determine the percentage of the total number of outstanding shares of stock that companies in the Comparator Group typically made for annual awards under employee equity compensation programs. The Compensation Committee then set the number of shares of the

Proxy Statement	| page 39

Company's common stock that would be made available for annual equity awards at approximately the median of the Comparator Group after its evaluation of the Company's business needs for the attraction and retention of executives and employees, internal and external circumstances impacting the Company and its employees, and proxy advisor (e.g., ISS) guidelines. The Compensation Committee then reviewed the Comparator Group competitive grant data by executive position. The Compensation Committee then used that data and the Comparator Group data to determine a dollar value equivalent for the long-term equity-based award for each executive officer. Forty percent (40%) of that dollar equivalent value served as the basis for determining a number of stock options to award to the executive using an estimated Black-Scholes value, and the remaining sixty percent (60%) of the dollar equivalent value served as the basis for determining a number of performance share awards ("PSAs") for the executive using the fair market value of the Company's common stock on the date of such award and an assumption that the Company would achieve the "target" level of performance required to earn the PSA. The Compensation Committee's rationale for awarding PSAs is to further align the executive's interest with those of the Company's stockholders by using equity awards that will vest only if the Company achieves pre-established performance metrics. A description of the PSAs, including the method by which they vest and the related performance metrics, is set forth below in the "Grants of Plan-Based Awards Table."

    Other Compensation and Benefits

              We provide other benefits to our executive officers that are intended to be part of a competitive overall compensation program and are not tied to any company performance criteria. Consistent with the Compensation Committee's goal of ensuring that executive compensation is perceived as fair to all stakeholders, the Company offers medical, dental, vision, life and disability insurance plans to executive officers under the same terms as such benefits are offered to other employees. Additionally, executive officers are permitted to participate in the Company's 401(k) Savings and Investment Plan and Employee Stock Purchase Plan under the same terms as other employees. The Company does not provide executive officers with any enhanced retirement benefits (i.e., executive officers are subject to the same limits on contributions as other employees, as the Company does not offer any supplemental executive retirement plan or other similar non-qualified deferred compensation plan), and they are eligible for 401(k) company-match contributions under the same terms as other employees. In fiscal year 2015, the Company offered executives the opportunity to participate in financial planning services through The Ayco Company, L.P. ("Ayco"), at a cost of up to approximately $15,000 per executive paid by the Company. In fiscal year 2015, Messrs. Aldrich, Palette, and Tremallo received financial planning services through Ayco. Mr. Aldrich, however, elected to pay personally for such services.

              In prior fiscal years certain executive officers were provided an opportunity to participate in the Company's Executive Compensation Plan (the "Executive Compensation Plan"), an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation. As a result of deferred compensation legislation under Section 409A of the IRC, effective December 31, 2005, the Company no longer permits employees to make contributions to the plan. Upon retirement, as defined in the Executive Compensation Plan, or other separation from service, or, if so elected, upon any earlier change in control of the Company, a participant is entitled to a payment of his vested account balance, either in a single lump sum or in annual installments, as elected in advance by the participant. Although the Company had discretion to make additional contributions to the accounts of participants while the Executive Compensation Plan was active, it never did so. Mr. Aldrich is the only Named Executive Officer who participated in the Executive Compensation Plan while it was active.

    Severance and Change-in-Control Benefits

              None of our executive officers, including the Named Executive Officers, has an employment agreement that provides a specific term of employment with the Company. Accordingly, the employment of any such employee may be terminated at any time. We do provide certain benefits to our Named Executive Officers upon certain qualifying terminations of employment and in connection with terminations of employment under certain circumstances

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following a change in control. A description of the material terms of our severance and change-in-control arrangements with the Named Executive Officers can be found immediately below and further below under "Potential Payments Upon Termination or Change in Control."

              The Company believes that severance protections can play a valuable role in recruiting and retaining superior talent. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego an opportunity with another company. These agreements also protect the Company as the Named Executive Officers are bound by restrictive non-compete and non-solicit covenants for up to two years after termination of employment. Outside of the change-in-control context, each Named Executive Officer is entitled to severance benefits if his employment is involuntarily terminated by the Company without cause and, in the case of the Chief Executive Officer, if he terminates his own employment for good reason (as defined in the agreement). In addition, provided he forfeits certain equity awards and agrees to serve on the Company's Board of Directors for a minimum of two years, the Chief Executive Officer is entitled to certain severance benefits upon termination of his employment for any reason. The Compensation Committee believes that this provision facilitates his retention with the Company. The level of each Named Executive Officer's severance or other termination benefit is generally tied to his respective annual base salary and any short-term incentive earned.

              Additionally, each Named Executive Officer would receive enhanced severance benefits and accelerated vesting of equity awards if his employment were terminated under certain circumstances in connection with a change in control of the Company. These benefits are described in detail further below under "Potential Payments Upon Termination or Change in Control." The Company believes these enhanced severance benefits and accelerated vesting are appropriate because the occurrence, or potential occurrence, of a change-in-control transaction would likely create uncertainty regarding the continued employment of executive officers that typically occurs in a change-in-control context, and such severance benefits and accelerated vesting encourage the Named Executive Officers to remain employed with the Company through the change-in-control process and to focus on enhancing stockholder value both before and during the process. In addition, the vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their equity awards because of a change in control of the Company.

    Executive Officer Stock Ownership Requirements

              We have adopted Executive Stock Ownership guidelines with the objective of more closely aligning the interests of our executive officers (including our Named Executive Officers) with those of our stockholders. Under the Executive Officer Ownership guidelines, our Chief Executive Officer is required to hold the lower of (a) the number of shares with a fair market value equal to six (6) times his current base salary, or (b) 382,200 shares; our President is required to hold the lower of (a) the number of shares with a fair market value equal to three (3) times his current base salary, or (b) 114,000 shares; our Executive Vice President and Chief Financial Officer and our Executive Vice President, Worldwide Operations, are each required to hold the lower of (a) the number of shares with a fair market value equal to two and one-half (2 1/2) times such executive's current base salary, or (b) 89,800 or 92,500 shares, respectively; and our Vice President and General Counsel is required to hold the lower of (a) the number of shares with a fair market value equal to two (2) times his current base salary, or (b) 65,000 shares. For purposes of the Executive Stock Ownership guidelines, the fair market value of the Company's common stock is the average closing price per share of the Company's common stock as reported on the NASDAQ Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12) month period ending with the determination date. As of the date hereof, all of our Named Executive Officers are in compliance with the stock ownership guidelines.

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    Compliance with Internal Revenue Code Section 162(m)

              Section 162(m) of the IRC generally disallows a tax deduction for compensation in excess of $1 million paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer.

              Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if applicable requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the compensation of our executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Compensation Tables for Named Executive Officers

    Summary Compensation Table

              The following table summarizes compensation earned by, or awarded or paid to, our Named Executive Officers for fiscal year 2015, fiscal year 2014, and our fiscal year ended September 27, 2013 ("fiscal year 2013").

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David J. Aldrich	2015	771,635	4,603,190	2,443,320	2,325,000	14,910	10,158,055
Chairman and	2014	747,769	2,474,753	1,455,384	2,220,000	14,717	6,912,623
Chief Executive Officer	2013	677,846	2,482,480	1,634,185	991,702	14,435	5,800,648
Donald W. Palette	2015	418,750	1,336,410	710,784	672,000	29,278	3,167,222
Executive Vice President and	2014	413,535	1,983,526	415,824	610,500	27,664	3,451,049
Chief Financial Officer	2013	392,846	640,640	380,675	288,031	23,854	1,726,046
Liam K. Griffin	2015	513,558	1,752,182	932,904	927,000	11,410	4,137,054
President	2014	485,923	2,657,829	675,714	807,243	11,225	4,637,934
	2013	435,692	800,800	543,822	342,234	19,523	2,142,071
Bruce J. Freyman	2015	410,846	816,695	488,664	576,800	12,694	2,305,699
Executive Vice President,	2014	406,615	1,639,190	332,659	560,000	11,666	2,950,130
Worldwide Operations	2013	388,923	560,560	326,293	265,426	25,366	1,566,568
Mark V.B. Tremallo	2015	363,942	742,450	399,816	401,500	27,976	1,935,684
Vice President, General	2014	359,731	412,459	228,703	389,400	27,246	1,417,539
Counsel and Secretary	2013	342,923	320,320	199,401	183,951	26,446	1,073,041

(1)
The amounts in the Stock Awards and Option Awards columns represent the grant date fair values, computed in accordance with the provisions of FASB ASC Topic 718—Compensation—Stock Compensation ("ASC 718"), of stock options, PSAs, RSUs, and restricted stock awards granted during the applicable fiscal year, without regard to estimated forfeiture rates. For fiscal year 2013, assuming the highest level of performance achievement with respect to the PSAs, the grant date fair values of the Stock Awards would be two (2) times the amounts shown in the table. For fiscal years 2014 and 2015, assuming the highest level of performance achievement with respect to the PSAs, the grant date fair values of the Stock Awards would be as follows: Mr. Aldrich (FY 2014: $3,611,003; FY 2015: $6,493,260), Mr. Palette (FY 2014: $2,324,401; FY 2015: $1,885,140), Mr. Griffin (FY 2014: $3,213,329; FY 2015: $2,471,628), Mr. Freyman (FY 2014: $1,916,940; FY 2015: $1,152,030), and Mr. Tremallo (FY 2014: $601,834; FY 2015: $1,047,300). For a description of the assumptions used in calculating the fair value of equity awards in 2015 under ASC 718, see Note 9 of the Company's financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on November 24, 2015.

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(2)
Reflects amounts paid to the Named Executive Officers pursuant to the executive incentive plan adopted by the Compensation Committee for each year indicated. For the first half of fiscal year 2013, as well as for fiscal years 2014 and 2015, the portion of the respective executive incentive plan attributable to Company performance above the "target" performance metric was paid in the form of unrestricted common stock of the Company as follows: Mr. Aldrich (FY 2013: $165,502; FY 2014: $1,110,000; FY 2015: $1,162,500), Mr. Palette (FY 2013: $48,069; FY 2014: $305,250; FY 2015: $336,000), Mr. Griffin (FY 2013: $57,114; FY 2014: $403,622; FY 2015: $463,500), Mr. Freyman (FY 2013: $44,296; FY 2014: $280,000; FY 2015: $288,400), and Mr. Tremallo (FY 2013: $30,699; FY 2014: $194,700; FY 2015: $200,750). The number of shares awarded in lieu of cash was based on the fair market value of the Company's common stock on May 7, 2013, and November 7, 2013, with respect to fiscal year 2013, on November 10, 2014, with respect to fiscal year 2014, and on November 9, 2015, with respect to fiscal year 2015, which are the respective dates that the payments under the respective executive incentive plans were approved by the Compensation Committee.

(3)
"All Other Compensation" includes the Company's contributions to the executive's 401(k) Plan account, the cost of group term life insurance premiums, and financial planning services.

    Grants of Plan-Based Awards Table

              The following table summarizes all grants of plan-based awards made to the Named Executive Officers in fiscal year 2015, including incentive awards payable under our Fiscal Year 2015 Executive Incentive Plan.

								All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David J. Aldrich		581,250	1,162,500	2,325,000
	11/10/2014				31,000	62,000	124,000			4,603,190(5)
	11/10/2014							110,000	60.97	2,443,320(6)
Donald W. Palette		168,000	336,000	672,000
	11/10/2014				9,000	18,000	36,000			1,336,410(5)
	11/10/2014							32,000	60.97	710,784(6)
Liam K. Griffin		231,750	463,500	927,000
	11/10/2014				11,800	23,600	47,200			1,752,182(5)
	11/10/2014							42,000	60.97	932,904(6)
Bruce J. Freyman		144,200	288,400	576,800
	11/10/2014				5,500	11,000	22,000			816,695(5)
	11/10/2014							22,000	60.97	488,664(6)
Mark V.B. Tremallo		100,375	200,750	401,500
	11/10/2014				5,000	10,000	20,000			742,450(5)
	11/10/2014							18,000	60.97	399,816(6)

(1)
The amounts shown represent the potential value of awards earned under the Incentive Plan. The amounts actually paid to the Named Executive Officers under the Incentive Plan are shown above in the "Summary Compensation Table" under "Non-Equity Incentive Plan Compensation." For a more complete description of the Incentive Plan, please see description above under "Components of Compensation—Short-Term Incentives."

(2)
The amounts shown represent shares potentially issuable pursuant to PSAs granted on November 10, 2014, under the Company's Amended and Restated 2005 Long-Term Incentive Plan (the "FY15 PSAs"). The FY15 PSAs have both "performance" and "continued employment" conditions that must be met in order for the executive to receive shares underlying the award.

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  The "performance" condition guides the initial eligibility of the grantee to receive shares under the PSA and compares the non-GAAP operating margin achieved (related to 50% of the shares underlying the award) and the total stockholder return, or TSR, percentile ranking achieved with respect to our peer group (related to the other 50% of the shares underlying the award) during the performance period against a range of pre-established targets. The peer group for purposes of the TSR percentile ranking metric includes each of the companies in the Comparator Group and excludes any such company that during fiscal year 2015 is acquired by or merged with (or enters into an agreement to be acquired by or merged with) another entity. The Compensation Committee determines the "threshold" or minimum level of performance that would be acceptable to the Company to justify a payout. The "maximum" level represents a best-case performance scenario. The middle of the range is referred to by the Company as the "target" level and represents the expected performance of the Company. The number of shares issuable under the FY15 PSAs corresponds to the level of achievement of the performance goals. The "target" number of shares is determined with reference to the competitive level of long-term equity compensation determined by the Compensation Committee in the manner described above. Performance at the "threshold" level results in an issuance of a number of shares equal to one-half (1/2) the "target" number of shares, and performance at the "maximum" level results in the issuance of a number of shares equal to two (2) times the "target" number of shares. Performance in between either the "threshold" and "target" levels or the "target" and "maximum" levels results in an issuance of a number of shares between the number of shares issuable under the FY15 PSAs at, respectively, the "threshold" and "target" levels or the "target" and "maximum" levels.

  The "continued employment" condition of the FY15 PSAs provides that, to the extent that the non-GAAP operating margin and TSR percentile ranking performance metrics are met for the fiscal year, then twenty-five percent (25%) of the total shares for which the performance metric was met would be issuable to the executive on the first anniversary of the grant date, twenty-five percent (25%) of such shares would be issuable to the executive on the second anniversary of the grant date, and the remaining fifty percent (50%) of such shares would be issuable to the executive on the third anniversary of the grant date, provided that the executive remains employed by the Company through each such vesting date. In the event of termination by reason of death or permanent disability, the holder of an FY15 PSA (or his estate) would receive any shares that would have been issuable thereunder during the remaining term of the award (i.e., earned but unissued shares).

(3)
The options vest over four years at a rate of 25% per year commencing one year after the date of grant and on each subsequent anniversary of the grant date for the following three years, provided the executive remains employed by the Company through each such vesting date. Options may not be exercised more than three months after the executive ceases to be employed by the Company, except in the event of certain qualifying terminations of employment, including by reason of death or permanent disability, in which event the option may be exercised for specific periods not exceeding one year following the termination of employment (or eighteen (18) months, in the case of a qualifying termination of employment following a change in control).

(4)
Stock options awarded to executive officers have an exercise price equal to the closing price of the Company's common stock on the grant date.

(5)
Reflects the grant date fair value of the FY15 PSAs granted on November 10, 2014, computed in accordance with the provisions of ASC 718, using (a) a Monte Carlo simulation (which weights the probability of multiple potential outcomes) to value the portion of the award related to TSR percentile ranking, and (b) a price of $60.97 per share, which was the closing sale price of the Company's common stock on the NASDAQ Global Select Market on November 10, 2014, to value the portion of the award related to non-GAAP operating margin, assuming performance at the "target" level. For a description of the assumptions used in calculating the fair value of equity awards granted in fiscal year 2015 under ASC 718, see Note 9 of the Company's

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  financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on November 24, 2015.

(6)
Reflects the grant date fair value of the stock options granted on November 10, 2014, computed in accordance with the provisions of ASC 718 using the Black-Scholes model of option valuation. The actual value, if any, the executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. For a description of the assumptions used in calculating the fair value of equity awards granted in fiscal year 2015 under ASC 718, see Note 9 of the Company's financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on November 24, 2015.

    Outstanding Equity Awards at Fiscal Year End Table

              The following table summarizes the unvested stock awards and all stock options held by the Named Executive Officers as of the end of fiscal year 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
David J. Aldrich	43,484	0	23.80	11/9/2017	116,002(6)	9,751,128
	62,500	37,500(2)	19.08	11/10/2018	135,000(7)	11,348,100
	90,150	90,150(3)	20.02	11/8/2019	124,000(8)	10,423,440
	15,715	105,000(4)	25.25	11/7/2020
	0	110,000(5)	60.97	11/10/2021
Donald W. Palette	0	12,500(2)	19.08	11/10/2018	29,936(6)	2,516,420
	10,000	21,000(3)	20.02	11/8/2019	40,500(7)	3,404,430
	10,000	30,000(4)	25.25	11/7/2020	36,000(8)	3,026,160
	0	32,000(5)	60.97	11/10/2021	30,000(9)	2,521,800
Liam K. Griffin	0	12,500(2)	19.08	11/10/2018	37,420(6)	3,145,525
	0	30,000(3)	20.02	11/8/2019	66,000(7)	5,547,960
	0	48,750(4)	25.25	11/7/2020	47,200(8)	3,967,632
	0	42,000(5)	60.97	11/10/2021	26,250(10)	2,206,575
Bruce J. Freyman	0	11,250(2)	19.08	11/10/2018	26,194(6)	2,201,868
	0	18,000(3)	20.02	11/8/2019	33,000(7)	2,773,980
	0	24,000(4)	25.25	11/7/2020	22,000(8)	1,849,320
	0	22,000(5)	60.97	11/10/2021	25,000(9)	2,101,500
Mark V.B. Tremallo	0	6,250(2)	19.08	11/10/2018	14,968(6)	1,258,210
	4,850	11,000(3)	20.02	11/8/2019	22,500(7)	1,891,350
	5,500	16,500(4)	25.25	11/7/2020	20,000(8)	1,681,200
	0	18,000(5)	60.97	11/10/2021

(1)
Reflects a price of $84.06 per share, which was the closing sale price of the Company's common stock on the NASDAQ Global Select Market on October 2, 2015.

(2)
These options were granted on November 10, 2011, and vested at a rate of 25% per year on each anniversary of the grant date until they became fully vested on November 10, 2015.

(3)
These options were granted on November 8, 2012, and vest at a rate of 25% per year on each anniversary of the grant date through November 8, 2016.

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(4)
These options were granted on November 7, 2013, and vest at a rate of 25% per year on each anniversary of the grant date through November 7, 2017.

(5)
These options were granted on November 10, 2014, and vest at a rate of 25% per year on each anniversary of the grant date through November 10, 2018.

(6)
Represents shares issuable under the PSAs granted on November 8, 2012, under the Company's Amended and Restated 2005 Long-Term Incentive Plan (the "FY13 PSAs"). Twenty-five percent (25%) of the shares earned under the FY13 PSAs were issued on each of November 8, 2013, and November 8, 2014, and the remaining fifty percent (50%) of the shares earned were issued on November 8, 2015.

(7)
Represents shares issuable under the PSAs granted on November 7, 2013, under the Company's Amended and Restated 2005 Long-Term Incentive Plan (the "FY14 PSAs"). Twenty-five percent (25%) of the shares earned under the FY14 PSAs were issued on each of November 10, 2014, and November 7, 2015, and the remaining fifty percent (50%) of the shares earned will be issued on November 7, 2016, provided the executive meets the continued employment condition.

(8)
Represents shares issuable under the FY15 PSAs (awarded on November 10, 2014, as described in footnote 2 of the "Grants of Plan-Based Awards Table" above). With respect to the FY15 PSAs, the Company achieved the "maximum" level of performance and, accordingly, on November 10, 2015, the Company issued twenty-five percent (25%) of the number of shares earned by each executive under his FY15 PSA. Twenty-five percent (25%) of the shares earned under the FY15 PSAs will be issued on November 10, 2016, and the remaining fifty percent (50%) of the shares earned will be issued on November 10, 2017, provided the executive meets the continued employment condition.

(9)
Represents shares issuable under an RSU award granted on May 6, 2014, under the Company's Amended and Restated 2005 Long-Term Incentive Plan. The RSU award vests in full on May 6, 2017.

(10)
Represents shares issuable under an RSU award granted on May 6, 2014, under the Company's Amended and Restated 2005 Long-Term Incentive Plan. The RSU award vests at a rate of 25% per year on each anniversary of the grant date through May 6, 2018.

    Option Exercises and Stock Vested Table

              The following table summarizes the Named Executive Officers' option exercises and stock award vesting during fiscal year 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David J. Aldrich	320,801	20,655,086	155,154	9,410,689
Donald W. Palette	114,750	6,103,064	48,750	2,957,573
Liam K. Griffin	119,000	6,417,568	69,742	4,522,190
Bruce J. Freyman	127,851	7,008,114	42,640	2,587,771
Mark V.B. Tremallo	69,500	3,676,748	25,414	1,541,317

(1)
The value realized on exercise is based on the amount by which the market price of a share of the Company's common stock on the dates of exercise exceeded the applicable exercise price per share of the exercised option.

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(2)
The value realized upon vesting is determined by multiplying (a) the number of shares underlying the stock awards that vested, by (b) the closing price of the Company's common stock on the NASDAQ Global Select Market on the applicable vesting date.

    Nonqualified Deferred Compensation Table

              As described above under "Components of Compensation—Other Compensation and Benefits," Mr. Aldrich is the only Named Executive Officer who participated in the Executive Compensation Plan while it was active, and he elected to be paid his aggregate account balance under the plan in a single lump sum upon his future retirement or other separation from service. Mr. Aldrich's contributions are credited with earnings/losses based upon the performance of the investments he selects.

              The following table summarizes Mr. Aldrich's aggregate earnings and aggregate account balance under the Executive Compensation Plan in fiscal year 2015. In fiscal year 2015, there were no withdrawals by or distributions to Mr. Aldrich.

Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(1)
David J. Aldrich	29,614	1,154,072

(1)
Balance as of October 2, 2015. This amount consists of Mr. Aldrich's individual contributions and the return/(loss) generated from the investment of those contributions. The full amount of Mr. Aldrich's individual contributions was previously reported as compensation to Mr. Aldrich in the Summary Compensation Tables of the fiscal years in which such contributions were made.

    Potential Payments Upon Termination or Change in Control

    Mr. Aldrich

              In January 2008, the Company entered into an amended and restated Change of Control / Severance Agreement with Mr. Aldrich (the "Aldrich Agreement"). The Aldrich Agreement sets out severance benefits that become payable if, within two (2) years after a change of control, Mr. Aldrich either (i) is involuntarily terminated without cause, or (ii) voluntarily terminates his employment. The severance benefits provided to Mr. Aldrich in such circumstances will consist of the following: (i) a lump sum payment equal to two and one-half (2 1/2) times the sum of (A) his annual base salary immediately prior to the change of control, and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three years prior to the year in which the change of control occurs, or (y) the target annual short-term incentive award for the year in which the change of control occurs); (ii) all then-outstanding stock options will remain exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) continued medical benefits for a period of eighteen (18) months after the termination date. The Aldrich Agreement provides that the foregoing payments are subject to a gross-up payment for any applicable excise taxes incurred under Section 4999 of the IRC; however, as described below, Mr. Aldrich has waived his right to receive this gross-up payment. Additionally, in the event of a change of control, the Aldrich Agreement provides for full acceleration of the vesting of all then-outstanding stock options and restricted stock awards and partial acceleration of any outstanding PSAs.

              The Aldrich Agreement also sets out severance benefits outside of a change of control that become payable if, while employed by the Company, Mr. Aldrich either (i) is involuntarily terminated without cause, or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Aldrich under either of these circumstances

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will consist of the following: (i) a lump sum payment equal to two (2) times the sum of (A) his annual base salary immediately prior to such termination, and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three (3) years prior to the year in which the termination occurs, or (y) the target annual short-term incentive award for the year in which the termination occurs); and (ii) full acceleration of the vesting of all outstanding stock options and restricted stock awards, with such stock options to remain exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), and, with respect to any PSAs outstanding, shares subject to such award would have been deemed earned to the extent any such shares would have been earned pursuant to the terms of such award as of the day prior to the date of such termination (without regard to any continued service requirement) (collectively, "Severance Benefits"). In the event of Mr. Aldrich's death or disability, all outstanding stock options will vest in full and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

              In addition, the Aldrich Agreement provides that if Mr. Aldrich voluntarily terminates his employment after January 1, 2010, subject to certain notice requirements and his availability to continue to serve on the Board of Directors of the Company and as chairman of a committee thereof for up to two (2) years, he shall be entitled to the Severance Benefits; provided however, that all Company stock options, stock appreciation rights, restricted stock, and any other equity-based awards, which were both (a) granted to him in the eighteen (18) month period prior to such termination, and (b) scheduled to vest more than two (2) years from the date of such termination, will be forfeited.

              The Aldrich Agreement is intended to be compliant with Section 409A of the IRC. Additionally, the Aldrich Agreement requires Mr. Aldrich to sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and contains non-compete and non-solicitation provisions applicable to him while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment.

              On November 23, 2010, the Company modified the Aldrich Agreement as follows: (1) the initial term of the Agreement was extended for three (3) years until January 22, 2014, after which time the Agreement renews on an annual basis for up to five (5) additional one (1) year periods, unless at least 90 days prior to the end of the then-current term, either party provides written notice that the Aldrich Agreement should not be extended; and (2) in order to ensure that any PSAs issued to Mr. Aldrich continue to be treated as performance based compensation under Section 162(m) of the IRC, the Agreement was amended such that if Mr. Aldrich is involuntarily terminated or terminates his employment for good reason or for no reason, he will be entitled to receive only the number of performance shares under outstanding PSAs that he would have received had he actually remained employed through the end of the performance period applicable to such PSAs. All other terms and conditions of the Agreement remained the same.

              On December 16, 2014, the Company received a letter from Mr. Aldrich in which he set forth his desire and agreement, effective as of the date of the letter, to waive his rights to any gross-up payment he would be eligible to receive under the Aldrich Agreement, with respect to excise taxes incurred under Section 4999 of the IRC.

              Additionally, award agreements for any equity awards granted to Mr. Aldrich under the Company's 2015 Long-Term Incentive Plan, which became effective on May 18, 2015, will provide that notwithstanding the provision in the Aldrich Agreement providing that his equity awards would vest automatically upon a change of control of the Company, such new equity awards shall instead be governed by the terms of the 2015 Long-Term Incentive Plan, which does not provide for automatic accelerated vesting of outstanding equity awards solely upon a change of control.

              The terms "change of control," "cause," and "good reason" are each defined in the Aldrich Agreement.

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    Messrs. Palette, Griffin, Freyman, and Tremallo

              On December 16, 2014, the Company entered into new Change in Control / Severance Agreements (each a "CIC Agreement") with each of Messrs. Griffin, Palette, Freyman, and Tremallo that became effective on January 22, 2015, upon the expiration of the Change of Control / Severance Agreements to which each respective executive previously had been a party (each an "Old Agreement"). As compared with the treatment to which each executive would have been entitled under his Old Agreement, pursuant to his CIC Agreement the executive is no longer entitled to any future excise tax gross-up payment, and equity awards granted to the executive after January 22, 2015, will not be subject to automatic accelerated vesting solely upon a change in control of the Company.

              Each CIC Agreement sets out severance benefits that become payable if, within the period of time commencing three (3) months prior to and ending twelve (12) months following a change in control, the executive officer's employment is either (i) terminated by the Company without cause, or (ii) terminated by the executive for good reason (a "Qualifying Termination"). The severance benefits provided to the executive in such circumstances will consist of the following: (i) a lump sum payment equal to two (2) times the sum of (A) his annual base salary immediately prior to the change in control, and (B) his annual short-term cash incentive award (calculated as the greater of (x) the average of the annual short-term cash incentive payments received for each of the three years prior to the year in which the change in control occurs, or (y) the target annual short-term cash incentive award for the year in which the change in control occurs); (ii) all of the executive's then-outstanding stock options will remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) Company-paid COBRA continuation coverage under the Company's group health plans for up to eighteen (18) months after the termination date.

              Each CIC Agreement also provides that in the event of a Qualifying Termination, the executive is entitled to full acceleration of the vesting of all outstanding equity awards (including stock options, restricted stock awards, RSU awards, and all earned but unissued performance-based equity awards) granted after January 22, 2015. At the time of a change in control all such outstanding equity awards will continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the performance period, such awards will be deemed earned as to the greater of (i) the target level of shares for such awards, or (ii) the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then such awards will accelerate in full as of the change in control.

              Each CIC Agreement also provides that all outstanding equity awards held by the executive on January 22, 2015, that were granted under the Company's Amended and Restated 2005 Long-Term Incentive Plan will continue, following January 22, 2015, to be governed by the terms of the 2005 Long-Term Incentive Plan and the applicable award agreements thereunder, which terms include automatic accelerated vesting upon a change in control; provided, however, that for purposes of these awards, a "change in control event" will be deemed to have occurred in the event of a change in control as defined in the CIC Agreement. On May 18, 2015, the Company's stockholders approved the 2015 Long-Term Incentive Plan, which does not provide for automatic accelerated vesting of outstanding equity awards upon a change in control. Since May 18, 2015, no awards have been made, and in the future no awards will be made, to the Named Executive Officers or other employees under the 2005 Long-Term Incentive Plan.

              Each CIC Agreement also sets out severance benefits outside a change in control that become payable if the executive's employment is terminated by the Company without cause. The severance benefits provided to the executive under such circumstance will consist of the following: (i) a lump sum payment equal to the sum of (x) his annual base salary (or one and one-quarter (1.25) times his annual base salary, in the case of Mr. Griffin), and (y) any

Proxy Statement	| page 49

short-term cash incentive award then due; (ii) all then-vested outstanding stock options will remain exercisable for a period of twelve (12) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) Company-paid COBRA continuation coverage under the Company's group health plans for up to twelve (12) months (fifteen (15) months, in the case of Mr. Griffin) after the termination date.

              In the event of the executive's death or permanent disability (within the meaning of Section 22(e)(3) of the IRC), each CIC Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, RSU awards, and all performance-based equity awards where the performance period has ended and the shares are earned but unissued). Each CIC Agreement also provides that for a performance-based equity award where the executive's death or permanent disability occurs prior to the end of the performance period, such award will be deemed earned as to the greater of (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had the executive remained employed through the end of the performance period, and such earned shares will become vested and issuable to the executive after the performance period ends. In addition, all outstanding stock options will remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

              Each CIC Agreement is intended to be exempt from or compliant with Section 409A of the IRC and has an initial two (2) year term, which is thereafter renewable on an annual basis for up to five (5) additional years upon mutual agreement of the Company and the executive. The payments due to each executive under his CIC Agreement are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in the executive retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.

              Additionally, each CIC Agreement requires that the executive sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement. Mr. Palette's and Mr. Tremallo's CIC Agreements each contain non-compete and non-solicitation provisions applicable to the executive while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment. Mr. Griffin's and Mr. Freyman's CIC Agreements each contain non-solicitation provisions applicable to the executive while he is employed by the Company and for a period of twelve (12) months following the termination of his employment.

              The terms "change in control," "cause," and "good reason" are each defined in the CIC Agreements. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of the Company; (ii) a change, without approval by the Board of Directors, of a majority of the Board of Directors of the Company; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, or asset sale; or (iv) stockholder approval of a liquidation or dissolution of the Company. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of the Company; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in the executive's base compensation, authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities of the executive's supervisor; (iii) a material change in the executive's office location; or (iv) any action or inaction constituting a material breach by the Company of the terms of the agreement.

| page 50	Proxy Statement

              The following table summarizes the payments and benefits that would be made to the Named Executive Officers as of October 2, 2015, in the following circumstances as of such date:

    •
    termination without cause outside of a change in control;

    •
    termination without cause or for good reason in connection with a change in control;

    •
    upon a change in control not involving a termination of employment; and

    •
    in the event of a termination of employment because of death or disability.

              The accelerated equity values in the table reflect a price of $84.06 per share, which was the closing sale price of the Company's common stock on the NASDAQ Global Select Market on October 2, 2015. The table does not reflect any equity awards made after October 2, 2015.

Name	Benefit	Termination w/o Cause Outside Change in Control ($)	Termination w/o Cause or for Good Reason, After Change in Control ($)	Change in Control w/o Termination ($)(1)	Death/ Disability ($)
David J. Aldrich(2)(3)	Salary and Short-Term Incentive	5,241,135(4)	6,551,418(5)	—	—
	Accelerated Options	16,924,906	16,924,906	16,924,906	16,924,906
	Accelerated PSAs	31,522,668	31,522,668	31,522,668	31,522,668
	Medical	—	21,136	—	—

	TOTAL	53,688,709	55,020,128	48,447,574	48,447,574

Donald W. Palette(3)	Salary and Short-Term Incentive	420,000(6)	1,887,021(4)	—	—
	Accelerated Options	—	4,660,270	4,660,270	4,660,270
	Accelerated RSUs	—	2,521,800	2,521,800	2,521,800
	Accelerated PSAs	—	8,947,010	8,947,010	8,947,010
	Medical	18,950	28,425	—	—

	TOTAL	438,950	18,044,526	16,129,080	16,129,080

Liam K. Griffin(3)	Salary and Short-Term Incentive	643,750(7)	2,414,318(4)	—	—
	Accelerated Options	—	6,570,218	6,570,218	6,570,218
	Accelerated RSUs	—	2,206,575	2,206,575	2,206,575
	Accelerated PSAs	—	12,661,117	12,661,117	12,661,117
	Medical	34,349	41,219	—	—

	TOTAL	678,099	23,893,447	21,437,910	21,437,910

Bruce J. Freyman(3)	Salary and Short-Term Incentive	412,000(6)	1,758,817(4)	—	—
	Accelerated Options	—	3,803,165	3,803,165	3,803,165
	Accelerated RSUs	—	2,101,500	2,101,500	2,101,500
	Accelerated PSAs	—	6,825,168	6,825,168	6,825,168
	Medical	27,479	41,219	—	—

	TOTAL	439,479	14,529,869	12,729,833	12,729,833

Mark V.B. Tremallo(3)	Salary and Short-Term Incentive	365,000(6)	1,379,901(4)	—	—
	Accelerated Options	—	2,496,550	2,496,550	2,496,550
	Accelerated PSAs	—	4,830,760	4,830,760	4,830,760
	Medical	14,091	21,136	—	—

	TOTAL	379,091	8,728,347	7,327,310	7,327,310

(1)
Under the CIC Agreements between the Company and each of Messrs. Palette, Griffin, Freyman, and Tremallo, equity awards granted to such Named Executive Officers after January 22, 2015, are not subject to accelerated vesting solely upon a change in control of the Company (unless the successor or surviving

Proxy Statement	| page 51

  company does not agree to assume, or to substitute for, outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, in which case the awards would accelerate in full as of the change in control). Vesting of such awards would accelerate only in the event of a qualifying termination of employment within the period of time commencing three (3) months prior to and ending twelve (12) months following a change in control, or in the event of a termination of employment by reason of the executive's death or permanent disability.

As described above, equity awards granted to Mr. Aldrich under the Company's 2015 Long-Term Incentive Plan are not subject to automatic accelerated vesting solely upon a change in control of the Company, notwithstanding the provisions of the Aldrich Agreement.

(2)
A "Good Reason" termination in connection with a change in control for Mr. Aldrich includes voluntarily terminating employment following such change in control. Mr. Aldrich is also entitled to the severance benefits in the first column of the table in the event he terminates his employment for "Good Reason" outside of a change in control. In the event Mr. Aldrich voluntarily terminated his employment on October 2, 2015, outside of a change in control, he would have received a total of $47,207,039, consisting of the following: cash ($5,241,135); accelerated options ($15,654,956); and accelerated PSAs ($26,310,948).

(3)
Excludes the value of accrued vacation/paid time off required by law to be paid upon termination. For Mr. Aldrich, excludes any distributions under the Executive Compensation Plan (see the discussion above regarding this inactive plan in the "Nonqualified Deferred Compensation Table").

(4)
Represents an amount equal to two (2) times the sum of (A) the Named Executive Officer's annual base salary as of October 2, 2015, and (B) an Incentive Plan payment, which is equal to the three (3) year average of the actual incentive payments made to the Named Executive Officer for fiscal years 2012, 2013 and 2014, since such average is greater than the "target" payout level.

(5)
Represents an amount equal to two and one-half (2 1/2) times the sum of (A) Mr. Aldrich's annual base salary as of October 2, 2015, and (B) an Incentive Plan payment equal to the three (3) year average of the actual incentive payments made to Mr. Aldrich for fiscal years 2012, 2013 and 2014, since such average is greater than the "target" payout level.

(6)
Represents an amount equal to the Named Executive Officer's annual base salary as of October 2, 2015.

(7)
Represents an amount equal to one and one-quarter (1.25) times Mr. Griffin's annual base salary as of October 2, 2015.

| page 52	Proxy Statement

Director Compensation

    Cash Compensation

              Prior to January 2015, non-employee directors of the Company were paid, in quarterly installments, an annual retainer of $57,500. Effective as of January 2015, the annual retainer for non-employee directors was increased to $60,000, with a further increase to $70,000 effective as of February 2016. Additional annual retainers for Chairman and/or committee service (paid in quarterly installments) are as follows: the Chairman of the Board ($50,000); the Chairman of the Audit Committee ($20,000, which increased to $24,000 as of February 2016); the Chairman of the Compensation Committee ($15,000, which increased to $20,000 as of February 2016); the Chairman of the Nominating and Governance Committee ($10,000); non-chair member of Audit Committee ($10,000, which increased to $12,000 as of February 2016); non-chair member of Compensation Committee ($7,500, which increased to $10,000 as of February 2016); and non-chair member of Nominating and Corporate Governance Committee ($5,000). If the Chairman of the Board is an employee of the Company, the Chairman's retainer will be paid to the Lead Independent Director, if one has been appointed. In addition, the Compensation Committee continues to retain discretion to recommend to the full Board of Directors that additional cash payments be made to a non-employee director for extraordinary service during a fiscal year.

    Equity Compensation

              Following the 2015 Annual Meeting of stockholders, each non-employee director who was reelected received a restricted stock award having a value of approximately $170,000, which vests in three (3) equal annual installments on the anniversary of the date of grant. Effective as of February 2016, any newly appointed non-employee director will receive an initial equity grant composed of a combination of a stock option and a restricted stock unit award having an aggregate value of approximately $260,000, with such value allocated equally (i.e., 50%/50%) between the stock option and the restricted stock unit award, and with the stock option having an exercise price equal to the fair market value of the common stock on the date of grant. Effective as of February 2016, following each annual meeting of stockholders, each non-employee director who is reelected will receive a restricted stock unit award having a value of approximately $200,000. The number of shares subject to a non-employee director's initial restricted stock unit award or annual award is determined by dividing the approximate value of the award, as disclosed above, by the average closing price per share of the Company's common stock as reported on the NASDAQ Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for each trading day during the 30 consecutive trading day period ending on, and including, the grant date. Unless otherwise determined by the Board of Directors, (a) any stock options awarded as part of a non-employee director's initial equity grant will vest in four (4) equal annual installments on the anniversary of the date of grant, (b) any restricted stock units awarded as part of a non-employee director's initial equity grant will vest in three (3) equal annual installments on the anniversary of the date of grant, and (c) effective as of February 2016, any restricted stock units awarded as part of a non-employee director's annual equity grant will vest on the first anniversary of the date of grant. In the event of a change in control of the Company, the outstanding options and restricted stock under the 2008 Director Long-Term Incentive Plan will become fully exercisable and deemed fully vested, respectively.

              No director who is also an employee receives separate compensation for services rendered as a director. David J. Aldrich is currently the only director who is also an employee of the Company.

Proxy Statement	| page 53

    Director Compensation Table

              The following table summarizes the compensation paid to the Company's non-employee directors for fiscal year 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	All Other Compensation ($)(3)	Total ($)
David J. McLachlan, Lead Independent Director	124,375	182,606	—	2,681	309,662
Kevin L. Beebe	76,875	182,606	—	2,681	262,162
Timothy R. Furey	79,375	182,606	—	2,681	264,662
Balakrishnan S. Iyer	79,375	182,606	—	2,681	264,662
Christine King	66,875	182,606	—	1,885	251,366
David P. McGlade	71,875	182,606	—	2,681	257,162
Robert A. Schriesheim	79,375	182,606	—	2,681	264,662

(1)
The non-employee members of the Board of Directors who held such positions on October 2, 2015, held the following aggregate number of unexercised options and unvested restricted stock awards as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Shares of Restricted Stock
David J. McLachlan, Lead Independent Director	15,000	7,072
Kevin L. Beebe	15,000	7,072
Timothy R. Furey	—	7,072
Balakrishnan S. Iyer	—	7,072
Christine King	9,606	7,328
David P. McGlade	—	7,072
Robert A. Schriesheim	—	7,072
(2)
Reflects the grant date fair value of 1,756 restricted shares of the Company's common stock granted on May 19, 2015, to each non-employee director elected at the 2015 Annual Meeting of stockholders, computed in accordance with the provisions of ASC 718 using a price of $103.99 per share, which was the closing sale price of the Company's common stock on the NASDAQ Global Select Market on May 19, 2015.

(3)
Reflects dividend accruals on unvested shares of restricted stock granted prior to April 2014, when Skyworks declared its first quarterly dividend, because these dividends were not included in the grant date fair value of such restricted stock awards. Accrued dividends become payable when the underlying shares of restricted stock vest.

    Director Stock Ownership Requirements

              We have adopted Director Stock Ownership guidelines with the objective of more closely aligning the interests of our directors with those of our stockholders. The minimum number of shares of the Company's common stock that the Director Stock Ownership guidelines require non-employee directors to hold while serving in their capacity as directors is the director base compensation (currently $70,000) multiplied by five (5), divided by the fair market value of the Company's common stock (rounded to the nearest 100 shares). For purposes of the Director Stock Ownership guidelines, the fair market value of the Company's common stock is the average closing price per share of the Company's common stock as reported on the NASDAQ Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12) month period ending with the determination date. As of the date hereof, all of our directors are in compliance with the stock ownership guidelines.

| page 54	Proxy Statement

Equity Compensation Plan Information

              As of October 2, 2015, the Company has the following equity compensation plans under which its equity securities were authorized for issuance to its employees and/or directors:

    •
    the 1999 Employee Long-Term Incentive Plan
    •
    the Directors' 2001 Stock Option Plan
    •
    the Non-Qualified Employee Stock Purchase Plan
    •
    the 2002 Employee Stock Purchase Plan
    •
    the 2005 Long-Term Incentive Plan
    •
    the 2008 Director Long-Term Incentive Plan
    •
    the 2015 Long-Term Incentive Plan
    •
    AATI 2005 Equity Incentive Plan

              Except for the 1999 Employee Long-Term Incentive Plan (the "1999 Employee Plan") and the Non-Qualified Employee Stock Purchase Plan (the "Non-Qualified ESPP"), each of the foregoing equity compensation plans was approved by the Company's stockholders. A description of the material features of each non-stockholder approved plan is provided below under the headings "1999 Employee Long-Term Incentive Plan" and "Non-Qualified Employee Stock Purchase Plan."

              The following table presents information about these plans as of October 2, 2015.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	4,979,655(1)	31.83	22,542,441(2)
Equity compensation plans not approved by security holders	396,052	7.74	278,274(3)

TOTAL	5,375,707	30.07	22,820,715

(1)
Excludes 924,874 unvested shares under restricted stock and RSU awards and 3,278,862 unvested shares under PSAs, which figure assumes achievement of performance goals under the FY15 PSAs at target levels.

(2)
Includes 955,539 shares available for future issuance under the 2002 Employee Stock Purchase Plan, 20,858,451 shares available for future issuance under the 2015 Long-Term Incentive Plan, and 728,451 shares available for future issuance under the 2008 Director Long-Term Incentive Plan. No further grants will be made under the Directors' 2001 Stock Option Plan, the AATI 2005 Equity Incentive Plan, or the 2005 Long-Term Incentive Plan.

(3)
Represents shares available under the Non-Qualified ESPP. No further grants will be made under the 1999 Employee Plan.

    1999 Employee Long-Term Incentive Plan

              The 1999 Employee Plan provided for the grant of non-qualified stock options to purchase shares of the Company's common stock to employees, other than officers and non-employee directors. The term of these options may not exceed 10 years. The 1999 Employee Plan contains provisions, which permit restrictions on vesting or transferability, as well as continued exercisability upon a participant's termination of employment with the Company, of options granted thereunder. The 1999 Employee Plan provides for full acceleration of the vesting of options

Proxy Statement	| page 55

granted thereunder upon a "change in control" of the Company, as defined in the 1999 Employee Plan. The Board of Directors generally may amend, suspend or terminate the 1999 Employee Plan in whole or in part at any time; provided that any amendment that affects outstanding options be consented to by the holder of the options. As of April 26, 2009, no additional grants were issuable under the 1999 Employee Long-Term Incentive Plan.

    Non-Qualified Employee Stock Purchase Plan

              The Company also maintains the Non-Qualified ESPP to provide employees of the Company and participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase, by means of payroll deductions, of shares of the Company's common stock at a discount from the market price of the common stock at the time of purchase. The Non-Qualified ESPP is intended for use primarily by employees of the Company located outside the United States. Under the plan, eligible employees may purchase common stock through payroll deductions of up to 10% of compensation. The price per share is the lower of 85% of the market price at the beginning or end of each six-month offering period.

| page 56	Proxy Statement

 Compensation Committee Report

              The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2016 Annual Meeting of stockholders.

THE COMPENSATION COMMITTEE
Kevin L. Beebe Timothy R. Furey, Chairman Christine King David P. McGlade

Proxy Statement	| page 57

Introduction to Proposals 4–8
Regarding Elimination of Supermajority Vote Provisions from Our Charter

              Our Restated Certificate of Incorporation, as amended, which we refer to below as the Charter, currently includes a number of supermajority voting provisions. After taking into consideration the approval by our stockholders of a stockholder proposal presented at our 2015 Annual Meeting and emerging trends in corporate governance, our Board of Directors has adopted and approved amendments to our Charter to remove the supermajority voting provisions and to make certain other changes as described below.

              The Board of Directors believes that the changes set forth in Proposals 4–8 are advisable and in the best interests of our stockholders. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has unanimously approved the proposed amendments and declared them to be advisable, and recommends that the Company's stockholders adopt and approve the proposed amendments.

              Different voting standards apply to the various provisions proposed to be amended and, accordingly, different votes are required for the approval of Proposals 4–8, as specified in each proposal below. We are submitting these amendments to our stockholders as separate items so that our stockholders are able to express their views on each amendment separately. None of the proposals is conditioned upon approval of any other proposal; each proposal may be approved or rejected independently.

              The proposals that are approved by our stockholders at the 2016 Annual Meeting will be reflected in a Certificate of Amendment to our Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware following the meeting. Our Board of Directors reserves the right, at any time prior to the effectiveness of the filing of the Certificate of Amendment, to abandon the proposed amendments.

              The following description of the proposed amendments to our Charter is a summary and is qualified by the full text of the proposed amendments, which is attached to this Proxy Statement as Appendix A.

Proposal 4:
Approval of Amendment to the Charter to Eliminate the Supermajority Vote
Provisions Relating to Amendment of Our By-laws

              The Charter currently provides that the Board of Directors is authorized to adopt, alter, amend, and repeal our By-laws, subject to the power of the stockholders to adopt, alter, or repeal By-laws made by the Board of Directors. The Charter currently requires the affirmative vote of holders of at least 66 2/3% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, for any such adoption, amendment, or repeal of the By-laws by our stockholders. The Charter also requires the affirmative vote of holders of at least 66 2/3% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, to amend the Charter provision regarding amendment to the By-laws.

              If stockholders approve this Proposal 4, the Charter will be amended to eliminate these supermajority voting requirements, and the voting requirement in the future would be the affirmative vote of the holders of at least a majority of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock.

              The amendment to the Charter that would be effected by approval of this Proposal 4 is shown in the text of Article TENTH, Paragraph 2, of the Charter provisions attached to this Proxy Statement as Appendix A.

| page 58	Proxy Statement

Vote Required to Approve Proposal 4

              Approval of this amendment at the 2016 Annual Meeting requires the affirmative vote of the holders of at least 66 2/3% of the shares of our outstanding common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL 4

Proposal 5:
Approval of Amendment to the Charter to Eliminate the Supermajority Vote
Provisions Relating to Stockholder Approval of a Merger or Consolidation,
Disposition of All or Substantially All of Our Assets, or
Issuance of a Substantial Amount of Our Securities

              The Charter currently requires, in addition to any other vote required by law, another provision of the Charter, or a contract to which we are party, the affirmative vote of holders of at least 80% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, (a) for the adoption of any agreement for the merger or consolidation of the Company with or into any Other Corporation (as defined in the Charter), or (b) to authorize any sale, lease, exchange, mortgage, pledge, or other disposition of all, or substantially all, of the assets of the Company or any Subsidiary (as defined in the Charter) to any Other Corporation, or (c) to authorize the issuance or transfer by the Company of any Substantial Amount (as defined in the Charter) of securities of the Company in exchange for the securities or assets of any Other Corporation. This supermajority vote is not required if the transaction has been approved by members of the Board of Directors who were directors prior to the time any such Other Corporation involved in the proposed transaction became a Beneficial Owner (as defined in the Charter) of 5% or more of the outstanding shares of stock of the Company entitled to vote for the election of directors. The Charter also requires the affirmative vote of holders of at least 80% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, to amend the Charter provisions relating to stockholder approval of such a transaction.

              If stockholders approve this Proposal 5, the Charter will be amended to eliminate these supermajority voting requirements, and the voting requirement in the future would be the affirmative vote of the holders of at least a majority of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock.

              The amendment to the Charter that would be effected by approval of this Proposal 5 is shown in the text of Article ELEVENTH, Paragraphs 1 and 5, of the Charter provisions attached to this Proxy Statement as Appendix A.

Vote Required to Approve Proposal 5

              Approval of this amendment at the 2016 Annual Meeting requires the affirmative vote of the holders of at least 80% of the shares of our outstanding common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL 5

Proxy Statement	| page 59

 Proposal 6:
Approval of Amendment to the Charter to Eliminate the Supermajority Vote
Provisions Relating to Stockholder Approval of a
Business Combination with Any Related Person

              The Charter currently requires the affirmative vote of holders of at least 90% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, to approve a Business Combination with any Related Person (each as defined in the Charter), in addition to any other vote required by law or the Charter. The Charter also requires the affirmative vote of holders of at least 90% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, to amend the Charter provisions relating to stockholder approval of such a Business Combination.

              If stockholders approve this Proposal 6, the Charter will be amended to eliminate these supermajority voting requirements, and the voting requirement in the future would be the affirmative vote of the holders of at least a majority of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock.

              The amendment to the Charter that would be effected by approval of this Proposal 6 is shown in the text of Article TWELFTH, Paragraph 2, and Article TENTH, Paragraph 1(B), subpart (ii), of the Charter provisions attached to this Proxy Statement as Appendix A.

Vote Required to Approve Proposal 6

              Approval of this amendment at the 2016 Annual Meeting requires the affirmative vote of the holders of at least 90% of the shares of our outstanding common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL 6

Proposal 7:
Approval of Amendment to the Charter to Eliminate the Supermajority Vote
Provision Relating to Stockholder Amendment of
Charter Provisions Governing Directors

              The Charter currently requires the affirmative vote of holders of at least 80% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, to amend the Charter provisions governing the duties, number, term, election, removal, and liability of our directors.

              If stockholders approve this Proposal 7, the Charter will be amended to eliminate this supermajority voting requirement, and the voting requirement in the future would be the affirmative vote of the holders of at least a majority of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock.

              The amendment to the Charter that would be effected by approval of this Proposal 7 is shown in the text referring to Article SEVENTH within Article TENTH, Paragraph 1(B), subpart (i), of the Charter provisions attached to this Proxy Statement as Appendix A.

| page 60	Proxy Statement

Vote Required to Approve Proposal 7

              Approval of this amendment at the 2016 Annual Meeting requires the affirmative vote of the holders of at least 80% of the shares of our outstanding common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL 7

Proposal 8:
Approval of Amendment to the Charter to Eliminate the Supermajority Vote
Provision Relating to Stockholder Amendment of the
Charter Provision Governing Action by Stockholders

              The Charter currently requires the affirmative vote of holders of at least 80% of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock, to amend the Charter provision requiring that an action taken by stockholders be effected at an annual or special meeting, and not by written consent.

              If stockholders approve this Proposal 8, the Charter will be amended to eliminate this supermajority voting requirement, and the voting requirement in the future would be the affirmative vote of the holders of at least a majority of the shares of all classes of our stock entitled to vote for the election of directors, considered for this purpose as one class of stock.

              The amendment to the Charter that would be effected by approval of this Proposal 8 is shown in the text referring to Article THIRTEENTH within Article TENTH, Paragraph 1(B), subpart (i), of the Charter provisions attached to this Proxy Statement as Appendix A.

Vote Required to Approve Proposal 8

              Approval of this amendment at the 2016 Annual Meeting requires the affirmative vote of the holders of at least 80% of the shares of our outstanding common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL 8

Proxy Statement	| page 61

Security Ownership of Certain
Beneficial Owners and Management

              To the Company's knowledge, the following table sets forth the beneficial ownership of the Company's common stock as of March 17, 2016, by the following individuals or entities: (i) each person or entity who beneficially owns 5% or more of the outstanding shares of the Company's common stock as of March 17, 2016; (ii) the Named Executive Officers (as defined above under "Information About Executive and Director Compensation"); (iii) each director and nominee for director; and (iv) all executive officers and directors of the Company, as a group.

              Beneficial ownership is determined in accordance with the rules of the SEC, is not necessarily indicative of beneficial ownership for any other purpose, and does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of March 17, 2016, there were 190,124,414 shares of the Company's common stock issued and outstanding.

              In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within sixty (60) days of March 17, 2016, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Names and Addresses of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)	Percent of Class
The Vanguard Group, Inc.	16,443,350(3)	8.65%
BlackRock, Inc.	13,484,992(4)	7.09%
Capital Research Global Investors	11,763,550(5)	6.19%
Ameriprise Financial, Inc.	9,768,802(6)	5.14%
Columbia Management Investment Advisers, LLC	9,764,382(7)	5.14%
David J. Aldrich	465,600(8)	(*)
Kevin L. Beebe	72,046	(*)
Bruce J. Freyman	86,007(8)	(*)
Timothy R. Furey	39,947	(*)
Liam K. Griffin	99,334(8)	(*)
Balakrishnan S. Iyer	13,555	(*)
Christine King	14,965	(*)
David P. McGlade	62,921	(*)
David J. McLachlan	69,921	(*)
Donald W. Palette	104,040(8)	(*)
Robert A. Schriesheim	63,188	(*)
Mark V.B. Tremallo	36,198(8)	(*)
All directors and executive officers as a group (13 persons)	1,181,238(8)	(*)

*
Less than 1%

(1)
Unless otherwise set forth in the following notes, each person's address is the address of the Company's principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, and stockholders have sole voting and sole investment power with respect to the shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

(2)
Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within sixty (60) days of March 17, 2016 (the "Current Options"), as follows: Mr. Aldrich—245,924 shares under Current Options; Mr. Beebe—15,000 shares under Current Options; Mr. Freyman—33,750 shares under Current Options; Mr. Griffin—54,250 shares under Current Options; Ms. King—4,804 shares under Current Options; Mr. McLachlan—15,000 shares under Current Options; Mr. Palette—41,000 shares under Current Options; Mr. Tremallo—17,100 shares under Current Options; directors and executive officers as a group (13 persons)—

| page 62	Proxy Statement

  442,978 shares under Current Options. Also includes 8,750 shares of Company common stock to be issued to Mr. Griffin upon the vesting of restricted stock units within sixty (60) days of March 17, 2016.

The table does not reflect the number of shares of Company common stock to be issued pursuant to unvested restricted stock units (the "Unvested RSUs") and earned, but unissued, performance share awards subject to time-based vesting only (the "Unvested PSAs") that are not scheduled to vest within sixty (60) days of March 17, 2016, as follows: Mr. Aldrich—183,000 shares under Unvested PSAs; Mr. Freyman—25,000 shares under Unvested RSUs and 38,500 shares under Unvested PSAs; Mr. Griffin—17,500 shares under Unvested RSUs and 79,400 shares under Unvested PSAs; Mr. Palette—30,000 shares under Unvested RSUs and 54,000 shares under Unvested PSAs; Mr. Tremallo—30,000 shares under Unvested PSAs; directors and executive officers as a group (13 persons)—72,500 shares under Unvested RSUs and 416,900 shares under Unvested PSAs.

(3)
Consists of shares beneficially owned by The Vanguard Group, Inc. ("Vanguard"), which has sole voting power with respect to 353,326 shares, shared voting power with respect to 18,700 shares, sole dispositive power with respect to 16,064,424 shares and shared dispositive power with respect to 378,926 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 299,426 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 133,400 shares as a result of its serving as investment manager of Australian investment offerings. With respect to the information relating to Vanguard, the Company has relied on information supplied by Vanguard on a Schedule 13G/A filed with the SEC on February 11, 2016. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA, 19355.

(4)
Consists of shares beneficially owned by BlackRock, Inc. ("BlackRock"), in its capacity as a parent holding company of various subsidiaries under Rule 13d-1(b)(1)(ii)(G). In its capacity as a parent holding company or control person, BlackRock has sole voting power with respect to 11,370,168 shares and sole dispositive power with respect to 13,484,992 shares which are held by the following of its subsidiaries: BlackRock (Channel Islands) Ltd, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, BlackRock Life Limited, and Xulu, Inc. With respect to the information relating to BlackRock and its affiliated entities, the Company has relied on information supplied by BlackRock on a Schedule 13G/A filed with the SEC on January 27, 2016. The address of BlackRock is 55 East 52nd Street, New York, NY, 10055.

(5)
Consists of shares beneficially owned by Capital Research Global Investors ("Capital Research"), a division of Capital Research and Management Company. Capital Research has sole voting power and sole dispositive power with respect to 11,763,550 shares. With respect to the information relating to Capital Research, the Company has relied on information supplied by Capital Research on a Schedule 13G filed with the SEC on February 16, 2016. The address of Capital Research is 333 South Hope Street, Los Angeles, CA, 90071.

(6)
Consists of shares beneficially owned by Ameriprise Financial, Inc. ("AFI"), the parent holding company of CMIA (as defined below). AFI has sole voting power with respect to 0 shares, shared voting power with respect to 9,203,777 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 9,768,802 shares. The shares reported by AFI include those shares separately reported by CMIA, as described in Note 7. With respect to the information relating to AFI, the Company has relied on information supplied by AFI and CMIA on a Schedule 13G filed with the SEC on February 12, 2016. The address of AFI is 145 Ameriprise Financial Center, Minneapolis, MN, 55474.

(7)
Consists of shares beneficially owned by Columbia Management Investment Advisers, LLC ("CMIA"). CMIA has sole voting power with respect to 0 shares, shared voting power with respect to 9,199,358 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 9,764,382 shares. With respect to the information relating to CMIA, the Company has relied on information supplied by AFI and CMIA on a Schedule 13G filed with the SEC on February 12, 2016. The address of CMIA is 225 Franklin Street, Boston, MA, 02110.

(8)
Includes shares held in the Company's 401(k) Savings and Investment Plan as of March 17, 2016.

Proxy Statement	| page 63

 Other Proposed Action

              As of the date of this Proxy Statement, the directors know of no other business that is expected to come before the Annual Meeting. However, if any other business should be properly presented to the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our equity securities to file reports of holdings and transactions in securities of Skyworks with the SEC. Based solely on a review of Forms 3, 4, and 5, and any amendments thereto furnished to us, and written representations provided to us, with respect to fiscal year 2015, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and beneficial owners of more than 10% of our common stock with respect to such fiscal year were timely made.

Solicitation Expenses

              Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the Company in person or by telephone, e-mail, facsimile, or other electronic means by directors, officers, or employees of the Company, who will receive no additional compensation for any such services. We have retained D.F. King & Co. to assist in the solicitation of proxies, at a cost to the Company of approximately $9,500, plus reasonable out-of-pocket expenses.

Electronic Delivery of Proxy Materials

              We are able to distribute our Annual Report and this Proxy Statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder's address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail, or via the Internet.

Annual Report on Form 10-K

              A copy of our 2015 Annual Report accompanies this Proxy Statement. You also may obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for fiscal year 2015, as filed with the SEC, via the Company's website at http://www.skyworksinc.com, or upon written request addressed to Investor Relations, Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801.

Stockholder List

              A list of stockholders of record as of March 17, 2016, will be available for inspection during ordinary business hours at our headquarters at 20 Sylvan Road, Woburn, MA 01801, from April 29, 2016, to May 11, 2016, as well as at our Annual Meeting.

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Stockholder Proposals

              Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in the proxy materials for the Company's 2017 Annual Meeting of stockholders, a stockholder's proposal must meet the requirements of Rule 14a-8 under the Exchange Act and be delivered in writing to the Secretary of the Company at its principal executive offices at 20 Sylvan Road, Woburn, MA 01801, no later than December 1, 2016. The submission of a stockholder proposal does not guarantee that it will be included in the proxy materials for the Company's 2017 Annual Meeting.

              According to the applicable provisions of our By-laws, if a stockholder wishes to nominate a candidate to serve as a director or to present a proposal at our 2017 Annual Meeting outside the processes of Rule 14a-8 that will not be considered for inclusion in the proxy materials for such meeting, then the stockholder must give written notice to the Secretary of the Company at the address noted above no earlier than the close of business on January 11, 2017, and no later than the close of business on February 10, 2017. In the event that the 2017 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company's 2016 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address above no earlier than 120 days prior to the date of the 2017 Annual Meeting and no later than the later of 90 days prior to the 2017 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2017 Annual Meeting is first made by the Company. A proposal that is submitted outside of these time periods will not be considered to be timely and, pursuant to Rule 14a-4(c)(1) under the Exchange Act and if a stockholder properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have "discretionary" authority to vote on the stockholder's proposal. Even if a stockholder makes timely notification, the proxies may still exercise "discretionary" authority in accordance with the SEC's proxy rules.

              OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT A PROXY PROMPTLY IN ONE OF THE FOLLOWING WAYS: (A) BY COMPLETING, SIGNING, AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE; (B) BY COMPLETING AND SUBMITTING YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD; OR (C) BY COMPLETING AND SUBMITTING YOUR PROXY VIA THE INTERNET BY VISITING THE WEBSITE ADDRESS LISTED ON THE PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Proxy Statement	| page 65

Appendix A:
Provisions of Charter Subject to Potential Amendment

                The following provisions of our Charter are those implicated by Proposals 4–8. In this Appendix A, deletions and additions that would be effected by the proposed amendments are indicated by strikethroughs and underlining, respectively:

SEVENTH:

                1.             The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

                2.             Except as otherwise provided by law and except as hereinafter otherwise provided for filling vacancies, the directors of the Corporation shall be elected at each annual meeting of stockholders. Each director so elected shall hold office until the annual meeting of stockholders following the annual meeting at which such director was elected and until a successor is duly elected and qualified, or until such director's earlier death, resignation or removal. The terms of office of each director serving the Corporation as of immediately prior to the effectiveness of the filing of this Certificate of Amendment under the General Corporation Law of the State of Delaware (the "Effective Time") whose term of office did not expire at the 2011 annual meeting of stockholders of the Corporation shall nonetheless expire at the Effective Time, such that the directors elected at the 2011 annual meeting of stockholders of the Corporation effective upon the Effective Time to succeed such directors shall commence their term of office at the Effective Time, for a term expiring at the next annual meeting of stockholders, with each such director to hold office until his or her successor shall have been duly elected and qualified.

                3.             Vacancies resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders to occur following their election. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

                4.             Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article Seventh as one class of stock.

                5.             No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

TENTH:

                1.             AMENDMENT OF CERTIFICATE OF INCORPORATION. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner hereafter set forth, and all rights conferred upon stockholders herein are granted subject to this reservation.

  A.
  Except as provided in paragraphs 1(B) and (2) of this Article Tenth and in Article Eleventh, any provision of this Certificate of Incorporation may be amended, altered, changed or repealed in the manner now or hereafter prescribed by the statutes of the State of Delaware.

  B.
  Notwithstanding any of the provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of holders of any particular class or series of stock of the Corporation required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least the following percentages of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for this purpose as one class of stock, shall be required to amend,

| page 66	Appendix A

    alter, change or repeal, or to adopt any provisions inconsistent with, the indicated provisions of this Certificate of Incorporation:

    (i)
    ~~80%~~                        (1) in the case of Article Seventh ~~or~~and                        (2) in the case of Article Thirteenth; and

    (ii)
    ~~90%~~                        (3) in the case of Article Twelfth.

                The foregoing paragraphs 1(B)(i) and (ii) of this Article Tenth may not be amended so as to alter the stockholder vote required by either such paragraph or to adopt any provisions inconsistent with these provisions, except by an amendment that is itself approved by the affirmative vote of the holders of at least the percentage of all shares of all classes of stock of the Corporation as is required to amend the provision or provisions of this Certificate of Incorporation to which such amendment relates.

                2.             BY-LAWS. The Board of Directors is expressly authorized to adopt, alter, amend and repeal the By-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or of the Certificate of Incorporation of the Corporation, subject to the power of the holders of capital stock of the Corporation to adopt, alter or repeal the By-laws made by the Board of Directors; provided, that any such adoption, amendment or repeal by stockholders shall require the affirmative vote of the holders of at least ~~66 2/3%~~a majority of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for this purpose as one class of stock. This paragraph 2 of Article Tenth may not be amended so as to alter the stockholder vote specified hereby, nor may any provisions inconsistent with these provisions be adopted, except by an amendment that is itself approved by the affirmative vote of the holders of at least ~~66 2/3%~~ a majority of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for this purpose as one class of stock.

ELEVENTH:

                1.             Except as set forth in paragraph 2 of this Article Eleventh, the affirmative vote or consent of the holders of ~~80%~~at least a majority of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any Other Corporation (as hereinafter defined), or (b) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all of the assets of the Corporation or any Subsidiary (as hereinafter defined) to any Other Corporation, or (c) to authorize the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law, the Certificate of Incorporation of the Corporation or any agreement or contract to which the Corporation is a party.

                2.             The provisions of paragraph 1 of this Article Eleventh shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Board of Directors of the Corporation; provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time any such Other Corporation may have become a Beneficial Owner (as hereinafter defined) of 5% or more of the shares of stock of the Corporation entitled to vote for the election of directors.

                3.             For the purposes of paragraph 2 of this Article, the Board of Directors shall have the power and duty to determine for the purposes of this Article Eleventh, on the basis of information known to such Board, if and when any Other Corporation is the Beneficial Owner of 5% or more of the outstanding shares of stock of the Corporation entitled to vote for the election of directors. Any such determination shall be conclusive and binding for all purposes of this Article Eleventh.

                4.             As used in this Article Eleventh, the following terms shall have the meanings indicated:

                "Other Corporation" means any person, firm, corporation or other entity, other than a subsidiary of the Corporation.

                "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

                "Substantial Amount" means any securities of the Corporation having a then fair market value of more than $500,000.

(1)
If Proposal 7 is approved, insert "a majority"; otherwise retain current threshold of 80%.
(2)
If Proposal 8 is approved, insert "a majority"; otherwise retain current threshold of 80%.
(3)
If Proposal 6 is approved, insert "a majority"; otherwise retain current threshold of 90%.

Appendix A	| page 67

                An Other Corporation (as defined above) shall be deemed to be the "Beneficial Owner" of stock if such Other Corporation or any "affiliate" or "associate" of such Other Corporation (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (15 U.S.C. 78 aaa et seq.), as amended from time to time), directly or indirectly, controls the voting of such stock or has any options, warrants, conversion or other rights to acquire such stock.

                5.             This Article Eleventh may not be amended, revised or revoked, in whole or in part, except by the affirmative vote or consent of the holders of ~~80%~~at least a majority of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article Eleventh as one class of stock.

TWELFTH:

                1.             The following definitions shall apply for the purpose of this Article Twelfth only:

  A.
  "Announcement Date" shall mean the date of first public announcement of the proposal of a Business Combination.

  B.
  "Business Combination" shall mean:

  (i)
  any merger or consolidation of the Corporation or any Subsidiary with (a) any Related Person, or (b) any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate of a Related Person; or

  (ii)
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate of any Related Person of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $500,000 or more; or

  (iii)
  the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $500,000 or more; or

  (iv)
  the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person or any Affiliate of any Related Person; or

  (v)
  any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving the Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person.

  C.
  "Consideration Received" shall mean the amount of cash and the Fair Market Value, as of the Consummation Date, of consideration other than cash received by the stockholder. In the event of any Business Combination in which the Corporation survives, the consideration other than cash shall include shares of any class of outstanding Voting Stock retained by the holders of such shares.

  D.
  "Consummation Date" shall mean the date upon which the Business Combination is consummated.

  E.
  "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and who was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

  F.
  "Determination Date" shall mean the date upon which a Related Person became a Related Person.

  G.
  "Exchange Act" shall mean the Securities Exchange Act of 1934 as in effect on May 1, 1983.

  H.
  "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period

| page 68	Appendix A

    preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

  I.
  "Related Person" shall mean any individual, firm, corporation or other entity (other than the Corporation or any Subsidiary) which, together with its Affiliates and Associates (as such terms are defined in Rule 12b-2 under the Exchange Act) and with any other individual, firm, corporation or other entity (other than the Corporation or any Subsidiary) with which it or they have any agreement, arrangement or understanding with respect to acquiring, holding or disposing of Voting Stock, beneficially owns (as defined in Rule 13d-3 of the Exchange Act, except that such term shall include any Voting Stock which such person has the right to acquire, whether or not such right may be exercised within 60 days), directly or indirectly, more than twenty percent of the voting power of the outstanding Voting Stock.

  J.
  "Subsidiary" shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

  K.
  "Voting Stock" shall mean all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.

                2.             In addition to the affirmative vote otherwise required by law or any provision of this Certificate of Incorporation (including without limitation Article Eleventh), except as otherwise provided in paragraph 3, any Business Combination shall require the affirmative vote of the holders of ~~90%~~at least a majority of all Voting Stock, voting together as a single class.

                Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, and such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Certificate of Incorporation.

                3.             The provisions of paragraph 2 of this Article Twelfth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation (including Article Eleventh), or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any Consideration Received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the condition specified in the following paragraph A is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs A and B are met:

  A.
  The Business Combination shall have been approved by a majority of the Continuing Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

  B.
  All of the following conditions shall have been met:

  (i)
  The form of the Consideration Received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Related Person has paid for shares of such class of Voting Stock within the two-year period ending on and including the Determination Date. If, within such two-year period, the Related Person has paid for shares of any class of Voting Stock with varying forms of consideration, the form of Consideration Received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Related Person within such two-year period.

  (ii)
  The aggregate amount of Consideration Received per share by holders of each class of Voting Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every such class of Voting Stock outstanding, whether or not the Related Person has previously acquired any shares of that particular class of Voting Stock):

  (a)
  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Related Person for any shares of that class of Voting Stock acquired by it within the two-year period immediately prior to the

Appendix A	| page 69

        Announcement Date or in the transaction in which it became a Related Person, whichever is higher; or

      (b)
      the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or

      (c)
      in the case of any class of preferred stock, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

    (iii)
    After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Related Person shall have not become the beneficial owner of any newly issued share of Voting Stock directly or indirectly from the Corporation except as part of the transaction which results in such Related Person becoming a Related Person.

    (iv)
    After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately, solely in such Related Person's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

    (v)
    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). Such proxy or information statement shall contain on the front thereof, prominently displayed, any recommendation as to the advisability or inadvisability of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing to the Board of Directors.

                4.             A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any determination is to be made by the Board of Directors) shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Twelfth including, without limitation, (1) whether a person is a Related Person, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether the applicable conditions set forth in paragraph (2) of Section C have been met with respect to any Business Combination, and (4) whether the assets which are the subject of any Business Combination or the Consideration Received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination have an aggregate Fair Market Value of $500,000 or more.

                5.             Nothing contained in this Article Twelfth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

              THIRTEENTH:    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

| page 70	Appendix A

SKYWORKS SOLUTIONS, INC.

Proxy for Annual Meeting of Stockholders

May 11, 2016

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David J. Aldrich and Mark V.B. Tremallo, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Skyworks Solutions, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on May 11, 2016, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts, or at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and 2016 Proxy Statement, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT A PROXY PROMPTLY IN ONE OF THE FOLLOWING WAYS: (A) BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE; (B) BY COMPLETING AND SUBMITTING YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE OTHER SIDE OF THIS PROXY CARD; OR (C) BY COMPLETING AND SUBMITTING YOUR PROXY VIA THE INTERNET BY VISITING THE WEBSITE ADDRESS LISTED ON THE OTHER SIDE OF THIS PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

1.1	(Continued and to be signed on the reverse side)	14475

ANNUAL MEETING OF STOCKHOLDERS OF

SKYWORKS SOLUTIONS, INC.

May 11, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and proxy card

are available at www.skyworksinc.com/annualreport.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1,
AND “FOR” PROPOSALS 2, 3, 4, 5, 6, 7 AND 8.
 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN

1. To elect the following eight individuals nominated to serve as directors of the Company with terms expiring at the next annual meeting of stockholders.				2. To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2016.	☐	☐	☐
	FOR	AGAINST	ABSTAIN

David J. Aldrich	☐	☐	☐	3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement.	☐	☐	☐

Kevin L. Beebe	☐	☐	☐	4. To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to the amendment of the Company’s By- laws.	☐	☐	☐

Timothy R. Furey	☐	☐	☐

5.    To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to stockholder approval of a merger or consolidation, disposition of all or substantially all of the Company’s assets, or issuance of a substantial amount of the Company’s securities.

					☐	☐	☐

Balakrishnan S. Iyer	☐	☐	☐

Christine King	☐	☐	☐

6.    To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to stockholder approval of a business combination with any related person.

					☐	☐	☐

David P. McGlade	☐	☐	☐

7.    To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provision relating to stockholder amendment of charter provisions governing directors.

					☐	☐	☐

David J. McLachlan	☐	☐	☐

8.    To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provision relating to stockholder amendment of the charter provision governing action by stockholders.

					☐	☐	☐

Robert A. Schriesheim	☐	☐	☐

				I/We will attend the annual meeting.	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3, 4, 5, 6, 7 AND 8.  THE PROXIES WILL VOTE IN THEIR  DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

If you would like to receive future shareholder communications over the Internet  exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:        Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, partnership, limited liability company or other entity, please sign full entity name by duly authorized officer, giving full title as such.

ANNUAL MEETING OF STOCKHOLDERS OF

SKYWORKS SOLUTIONS, INC.

May 11, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the website.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and  follow the instructions.  Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.	COMPANY NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent  makes it  easy  to  go  paperless.  With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and proxy card are available at www.skyworksinc.com/annualreport.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1,

AND “FOR” PROPOSALS 2, 3, 4, 5, 6, 7 AND 8.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. To elect the following eight individuals nominated to serve as directors of the Company with terms expiring at the next annual meeting of stockholders.				2.	To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2016.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
David J. Aldrich	☐	☐	☐	3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement.	☐	☐	☐
Kevin L. Beebe	☐	☐	☐	4.	To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to the amendment of the Company’s By- laws.	☐	☐	☐
Timothy R. Furey	☐	☐	☐	5.

To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to stockholder approval of a merger or consolidation, disposition of all or substantially all of the Company’s assets, or issuance of a substantial amount of the Company’s securities.

						☐	☐	☐
Balakrishnan S. Iyer	☐	☐	☐
Christine King	☐	☐	☐	6.

To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provisions relating to stockholder approval of a business combination with any related person.

						☐	☐	☐
David P. McGlade	☐	☐	☐	7.

To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provision relating to stockholder amendment of charter provisions governing directors.

						☐	☐	☐
David J. McLachlan	☐	☐	☐	8.

To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provision relating to stockholder amendment of the charter provision governing action by stockholders.

						☐	☐	☐
Robert A. Schriesheim	☐	☐	☐
					I/We will attend the annual meeting.	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3, 4, 5, 6, 7 AND 8. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, partnership, limited liability company or other entity, please sign full entity name by duly authorized officer, giving full title as such.